AMENDED AND RESTATED STOCK AND ASSET PURCHASE AGREEMENT, dated as of
February 16, 1995, between SBM COMPANY, a Minnesota corporation (the "Seller"), and ARM FINANCIAL GROUP, INC., a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H:

     WHEREAS, the Seller owns all the issued and outstanding shares of common stock, par value $1.00 per share (the "SBM Life Shares"), of State Bond and Mortgage Life Insurance Company, a Minnesota stock life insurance company ("SBM Life"), and all of the issued and outstanding shares of common stock, par value $.01 per share (the "SBM Financial Shares" and, together with the SBM Life Shares, the "Shares"), of SBM Financial Services, Inc., a Minnesota corporation ("SBM Financial");

     WHEREAS, the Seller and the Purchaser are parties to a Stock and Asset Purchase Agreement, dated as of February 16, 1995 (the "Original Purchase Agreement"), pursuant to which the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, the Shares, together with all right, title and interest of the Seller in and to certain other property and assets of the Seller, and in connection therewith the Purchaser has agreed to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth therein; and

     WHEREAS, the Seller and the Purchaser desire to amend and restate in its entirety the Original Purchase Agreement, in the manner set forth herein, as of the date of the Original Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Affiliated Mutual Funds" means State Bond Money Funds, Inc., State Bond Securities Funds, Inc., State Bond Investment Funds, Inc., State Bond Municipal Funds, Inc., State Bond Tax-Free Income Funds, Inc. and State Bond Equity Funds, Inc.

     "Agreement" or "this Agreement" means this Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.09.

     "Analysis" means the Actuarial Appraisal of State Bond and Mortgage Life Insurance Company dated November 14, 1994 (as revised by the December 15, 1994 Addendum thereto).

     "Ancillary Agreements" means the Bill of Sale, the Assumption Agreement and the Preferred Stock Purchase Agreements.

     "Assets" has the meaning specified in Section 2.01.

     "Assumed Liabilities" has the meaning specified in Section 2.02(a).

     "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller on the Closing Date substantially in the form of
Exhibit 1.01(a).

     "Audited Balance Sheets" means (i) the audited statement of assets and the statement of liabilities, surplus and other funds included in the annual statement of SBM Life filed with or submitted to the Minnesota Department for the year ended December 31, 1993 (including the related notes, exhibits and schedules thereto), (ii) the audited balance sheet (including the related notes and schedules thereto) of SBM Certificate Company, dated as of December 31, 1993, and (iii) the audited balance sheet (including the related notes and schedules thereto) of SBM Financial, dated as of December 31, 1993.

     "Audited Balance Sheet Date" means December 31, 1993.

     "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller on the Closing Date substantially in the form of Exhibit 1.01(b).

     "Book Value" means the sum of (i) SBM Life Book Value, (ii) SBM Certificate Company Book Value and (iii) SBM Financial Book Value.

     "Break-Up Fee" has the meaning specified in Section 5.08(a).

     "Business" means the business of (i) issuing and selling life insurance and annuity products, (ii) acting as investment advisor and distributor and providing related services to the Affiliated Mutual Funds, (iii) issuing face amount certificates and (iv) providing distribution services to certain unaffiliated investment companies.

     "Business Combination" has the meaning specified in Section 5.07.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York, New York, or Minneapolis, Minnesota.

     "California Department" means the Department of Insurance of the State of California.

     "Closing" has the meaning specified in Section 2.04.

     "Closing Date" has the meaning specified in Section 2.04.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Confidentiality Agreement" means the letter agreement dated November 15, 1994 between Conning & Company, as agent for the Seller, and the Purchaser.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Control Transaction" means (i) a merger or other business combination of the Seller or SBM Life with any third party, (ii) the sale of all or any portion of the capital stock of the Seller or SBM Life such that the purchaser thereof may exercise control of the Seller or SBM Life or (iii) the sale of all or substantially all the assets of the Seller or SBM Life.

     "Disclosure Schedule" means the Disclosure Schedule delivered to the Purchaser by the Seller concurrently with the execution of the Original Purchase Agreement.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Environmental Claim" means any written communication alleging potential liability arising out of or resulting from (i) any violation, or alleged violation, of any Environmental Law or Environmental Permit; or (ii) the presence or release into the environment of any Hazardous Material.

     "Environmental Law" means any Law, now in effect or in effect at the time of the Closing, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

     "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

     "ERISA" has the meaning specified in Section 3.20(a).

     "Excess Liabilities" means (i) the Liabilities of the Seller described on
Exhibit 1.01(c); (ii) any Liabilities incurred by SBM Life or SBM Certificate Company from January 1, 1995 through the date of determination in the ordinary course of the Business consistent with past practice in excess of the sum of (a) $1,700,000 in the aggregate (net of any tax benefit inuring to the Purchaser or any Subsidiary as a result thereof) and (b) an aggregate amount equal to the product of (x) $665,000 and (y) the number of calendar months from March 31, 1995 through the date of determination (net of any tax benefit inuring to the Purchaser or any Subsidiary as a result thereof); and (iii) any impairment in realizable value from the date of acquisition to the date of determination of securities acquired by the Subsidiaries after December 31, l994 without the consent of the Purchaser; provided that, for purposes of clause (ii), "Liabilities" shall not include liabilities for taxes, state guaranty fund assessments or sales commissions.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Liabilities" has the meaning specified in Section 2.02(b).

     "Expenses" has the meaning specified in Section 5.08(a).

     "Financial Statements" means the Seller GAAP Statements, the Seller Interim GAAP Statements, the SBM Certificate Company GAAP Statements, the SBM Certificate Company Interim GAAP Statements, the SBM Financial GAAP Statements, the SBM Financial Interim GAAP Statements, the SBM Life Annual Statements and the SBM Life Quarterly Statements.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Materials" means (a) petroleum and petroleum products and by-products, radioactive materials, asbestos and asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances which are regulated pursuant to any Environmental Law or regulated by any Governmental Authority.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and
(i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Intellectual Property" means (a) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof,
(b) copyrights, whether or not registered, and registrations and applications for registration thereof, (c) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (d) trade secrets and confidential, technical or business information and (e) whether or not confidential, technology (including know-how and show-how), research and development information, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing information, business and marketing plans and distributor, policyholder, contractholder and supplier lists and information.

     "Interim Balance Sheet Date" means September 30, 1994.

     "Interim Balance Sheets" means (i) the unaudited statement of assets and the statement of liabilities, surplus and other funds included in the quarterly statement of SBM Life filed with or submitted to the Minnesota Department for the quarter ended September 30, 1994 (including the related notes, exhibits and schedules thereto, if any), (ii) the unaudited balance sheet (including the related notes and schedules thereto, if any) of SBM Certificate Company, dated as of September 30, 1994, and (iii) the unaudited balance sheet (including the related notes and schedules thereto, if any) of SBM Financial, dated as of September 30, 1994.

     "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "IRS" means the Internal Revenue Service of the United States.

     "Knowledge" of any party hereto means, when used to qualify expressly any representation or warranty contained in this Agreement, that, as to the matters that are the subject of such representations and warranties, such party has made all appropriate inquiries of officers and appropriate additional executives of such party (and inquiries of such other individuals as, based on the results of the inquiries and knowledge of such party's officers and other appropriate executives, a reasonable person would deem prudent) and, when the results of such inquiries indicated it to be prudent, has reviewed all appropriate books and records of such party, but the term "Knowledge" shall not mean, require or imply that the representing party has made any further investigation or inquiry.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

     "Leased Real Property" means the office space leased by the Seller, as tenant, on the eleventh floor of 8400 Normandale Lake Boulevard, Minneapolis, Minnesota, the office space leased by SBM Financial Services, as tenant, on the first floor of 1550 East Shaw Avenue, Fresno, California, and the space leased by the Seller, as tenant, at 100-106 North Minnesota Street, New Ulm, Minnesota, together with all facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing owned or leased by the Seller or any Subsidiary.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Licensed Intellectual Property" means all Intellectual Property licensed or sublicensed by the Seller or any Subsidiary from a third party.

     "Material Adverse Change" means (a) the sale, removal (other than by policyholder lapse, withdrawal or maturity), reinsurance (other than customary excess risk reinsurance) or other disposal of (i) any policyholder reserves or customer deposits or (ii) Tangible Personal Property, whether or not reflected in the Financial Statements, other than in the ordinary course of the Business consistent with past practice, or (b) a decline (i) in the actuarial appraisal value of SBM Life reflected in the Analysis from August 31, 1994 to the date of determination exceeding $11.0 million (calculated based on the assets and liabilities of SBM Life as of the date of determination using the same methodologies and assumptions (including, without limitation, the yield curve) used in the Analysis; provided that no effect shall be given to changes in reserves for compliance with Actuarial Guideline GGG of the NAIC), or (ii) a decline in Book Value from August 31, 1994 to the date of determination exceeding $7.0 million (in the case of each of clauses (b)(i) and(ii), exclusive of the $4.1 million in additional reserves for compliance with Actuarial Guideline GGG of the NAIC.

     "Material Adverse Effect" means any circumstance, change in, or effect on, any Subsidiary or any Asset that, individually or in the aggregate with any other circumstances, changes in, or effects on, any Subsidiary or any Asset: (a) is, or could reasonably be expected to be, materially adverse to the business, operations, prospects, results of operations or the condition (financial or otherwise) of the Business or (b) could materially adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller and the Subsidiaries; provided, however, that any of the following circumstances, changes in or effects on the Business, the Assets or any Subsidiary (collectively, "Effects") shall not be deemed to have a Material Adverse Effect: (i) Effects assumed or used in the Analysis, to the extent of such assumption or use, (ii) Effects set forth in the Disclosure Schedule and (iii) so long as the Seller is not in breach in any material respect of any covenant or agreement contained in this Agreement which breach results in such Effects, (a) Effects arising from the product distribution system associated with the Business or (b) Effects relating to current or prospective Business revenue, premium, policyholder or certificateholder lapse, withdrawal, maturity, surrender or renewal.

     "Material Contracts" has the meaning specified in Section 3.13(a).

     "Minnesota Department" means the Department of Commerce of the State of Minnesota.

     "NAIC" means the National Association of Insurance Commissioners.

     "Original Purchase Agreement" has the meaning specified in the recitals to this Agreement.

     "Owned Intellectual Property" means all Intellectual Property in and to which the Seller or any Subsidiary holds, or has a right to hold, right, title and interest.

     "Owned Real Property" means the real property owned by any Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of such Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Permits" has the meaning specified in Section 3.12(a).

     "Permitted Encumbrances" means: (a) liens for taxes, assessments and governmental charges or levies (i) not yet due and payable or (ii) which are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established under U.S. GAAP or SAP, as appropriate;
(b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (A) (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time and (B) are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established under U.S. GAAP or SAP, as appropriate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) survey exceptions, reciprocal easement agreements or other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable or uninsurable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its present purposes; (e) Encumbrances related to deposits to secure policyholder obligations to the extent required by insurance departments of various states; (f) Encumbrances reflected in the Financial Statements; and (g) Encumbrances resulting from restrictions on transferability imposed by federal and state securities laws.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Plan of Liquidation" has the meaning specified in Section 5.13(a).

     "Plans" has the meaning specified in Section 3.20(a).

     "Preferred Stock Purchase Agreements" means the Agreement dated as of March 31, 1995, by and between the Purchaser and SBM Partners L.P. and the Agreement dated as of March 31, 1995, by and between the Purchaser and Georgia International Life Insurance Company.

     "Purchase Price" has the meaning specified in Section 2.03.

     "Purchase Price Bank Account" means a bank account in the United States of America to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

     "Purchaser" has the meaning specified in the preamble to this Agreement.

     "Real Property" means the Leased Real Property and the Owned Real Property.

     "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Reserve Liabilities" has the meaning specified in Section 3.06(e).

     "Returns" has the meaning specified in Section 7.01.

     "SAP" means, with respect to an insurance company, the accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the state or states in which such insurance company is domiciled.

     "SBM Certificate Company" means SBM Certificate Company, a Minnesota corporation and a wholly owned subsidiary of SBM Life.

     "SBM Certificate Company Book Value" means the stockholder's equity of SBM Certificate Company shown on a balance sheet of SBM Certificate Company as of the date of determination, excluding the effects of Statement of Financial Accounting Standards 115.

     "SBM Financial" has the meaning specified in the recitals to this Agreement.

     "SBM Financial Book Value" means the stockholder's equity of SBM Financial shown on a balance sheet of SBM Financial as of the date of determination.

     "SBM Financial Shares" has the meaning specified in the recitals to this Agreement.

     "SBM Life" has the meaning specified in the recitals to this Agreement.

     "SBM Life Book Value" means the sum of capital, surplus and asset valuation reserves, less the carrying value of Affiliates of SBM Life and less the effects of surplus relief reinsurance, if any, shown on a balance sheet of SBM Life as of the date of determination.

     "SBM Life Shares" has the meaning specified in the recitals to this Agreement.

     "SBM Preferred Stock" means the Series A Mandatory Redeemable Voting Convertible Preferred Stock, no par value, of the Seller.

     "SEC Filings" has the meaning specified in Section 3.11(a).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" has the meaning specified in the preamble to this Agreement.

     "Seller's Accountants" means Deloitte & Touche, independent accountants of the Seller.

     "Shares" has the meaning specified in the recitals to this Agreement.

     "Subsidiaries" means SBM Life, SBM Financial Services and SBM Certificate Company.

     "Tangible Personal Property" has the meaning specified in Section 3.16(a).

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

     "Transferred Employee" has the meaning specified in Section 6.01.

     "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.


                                   ARTICLE II

                               PURCHASE AND SALE

     SECTION 2.01. Assets to Be Sold. On the terms and subject to the conditions of this Agreement, the Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, on the Closing Date, the following assets and properties owned by the Seller (the assets to be purchased by the Purchaser being referred to as the "Assets"):

          (a)  the Shares;

          (b)  all rights of the Seller in respect of the Leased Real Property;

          (c) all furniture, fixtures, equipment, machinery and other tangible personal property owned by the Seller at the Closing Date and held for use in the conduct of the Business and not otherwise included in clause (b);

          (d) all books of account, general, financial, tax and personnel records, invoices, distributor and supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Seller and used in, or relating to, the Business at the Closing Date, other than organization documents, minute and stock record books and the corporate seal of the Seller;

          (e) all the Seller's right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

          (f) other than as set forth in Exhibit 2.01, insofar as they relate to the Assets or the Business, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and inuring to the benefit of the Seller;

          (g) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Seller at the Closing Date;

          (h) other than as set forth in Exhibit 2.01, insofar as they relate to the Assets or the Business and to the extent such rights are transferable, all rights of the Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers, including, without limitation, the Management Agreement between the Seller and SBM Life, the Management Agreement between the Seller and SBM Certificate Company and the Investment Advisory and Management Agreements, Transfer Agency Agreements, Administration Agreements, Agency Agreements and Accounting Services Agreements between the Seller and the Affiliated Mutual Funds;

          (i) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable; and

          (j) the Seller's custodial account at Old Kent Bank in Chicago, Illinois, account number 300014, relating to the Seller's obligations in respect of face amount certificates issued by the Seller and assumed by SBM Certificate Company.

     SECTION 2.02. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all of the following Liabilities of the Seller (the "Assumed Liabilities"):

                (i) all Liabilities of the Seller arising from or relating to the operation of the Business following the Closing;

               (ii) all Liabilities of the Seller arising after the Closing out of or resulting from ownership of the Assets by the Purchaser following the Closing, including, without limitation, all Liabilities under all contracts, licenses, sublicenses, agreements, leases, commitments, sales and purchase orders, commitments, bids and offers included in the Assets;

              (iii) all Liabilities of the Seller to Transferred Employees
                    arising after the Closing;

               (iv) all Liabilities of the Seller to Transferred Employees
                    arising prior to the Closing to the extent reflected and reserved against in the books and records of the Subsidiaries as of the Closing Date (other than the Liabilities referred to in Section 2.02(b)(ii));

                (v) all Liabilities of the Seller described on Exhibit 1.01(c)
                    or under the executive employment agreements of the Seller set forth in Exhibit 2.02;

               (vi) all Liabilities of the Seller relating to the open items set forth in Section 2.07(b) of the Disclosure Schedule; and

              (vii) all Excess Liabilities of the Seller not otherwise included in clauses (i) through (vi).

          (b) The Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing Date other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

               (i) all Taxes (other than Assumed Liabilities) (A) now or hereafter owed by the Seller or any Affiliate of the Seller (other than any Subsidiary), or (B) attributable to the Assets or the Business (other than any Subsidiary), relating to any period, or any portion of any period, ending on or prior to the Closing Date; and

               (ii) all Liabilities (other than Assumed Liabilities arising under the employment agreements listed in Exhibit 2.02 or Assumed Liabilities described on Exhibit 1.01(c)) arising under the Plans (including, without limitation, Liabilities thereunder relating to Transferred Employees) and all other Liabilities to current and former employees of the Seller other than the Transferred Employees, whether arising before or after the Closing.

     SECTION 2.03. Purchase Price; Allocation of Purchase Price. (a) The purchase price for the Assets shall be $38.6 million less an amount equal to the Excess Liabilities as of the date of delivery of the statement referred to in
Section 2.03(c) (the "Purchase Price").

          (b) The sum of the Purchase Price and the relevant liabilities shall be allocated among the Assets as of the Closing Date in accordance with Exhibit 2.03(b). For all Tax purposes, the Purchaser and the Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 2.03(b), and that none of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

          (c) Not later than the fifth Business Day prior to the Closing Date, the Seller shall deliver to the Purchaser a schedule setting forth the Excess Liabilities and the amounts thereof. In the event there exist any disputes between the Seller and the Purchaser as to any Excess Liability or the amount thereof, the Seller and the Purchaser shall use their best efforts to resolve such disputes prior to the Closing.

     SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the later to occur of
(i) March 31, 1995 or (ii) the fifth Business Day following the later to occur of the (A) expiration or termination of all applicable waiting periods under the HSR Act and (B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

          (a) certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

          (b) the Bill of Sale and such other instruments, in form and substance satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Assets to the Purchaser or evidence such transfer on the public records;

          (c)  an executed counterpart of the Assumption Agreement;

          (d)  a receipt for the Purchase Price; and

          (e) the opinions, certificates and other documents required to be delivered pursuant to Section 8.02.

     SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

          (a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

          (b)  an executed counterpart of the Assumption Agreement; and

          (c) the opinions, certificates and other documents required to be delivered pursuant to Section 8.01.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER

     As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

     SECTION 3.01. Organization and Authority of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except as set forth in Section
3.01 of the Disclosure Schedule, the Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not (i) adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is a party or (ii) materially adversely affect the ability of the Seller and the Subsidiaries to conduct the Business. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller and its shareholders, except to the extent the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party requires the approval of the Seller's shareholders. This Agreement has been, and upon their execution the Ancillary Agreements to which the Seller is a party will be, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution such Ancillary Agreements will constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law now or hereafter in effect relating to or limiting creditors' rights generally, (b) the remedy of specific performance and injunctive relief and other forms of equitable relief are subject to general principles of equity and certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) enforcement may be subject to general principles of equity and law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law).

     SECTION 3.02. Subsidiaries. (a) Other than the Subsidiaries and the investment assets listed in Section 3.02(a) of the Disclosure Schedule, there are no corporations, partnerships, joint ventures, associations or other entities in which the Seller owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Seller is not a member of (nor is any part of the Business conducted through) any partnership, nor is the Seller a participant in any joint venture or similar arrangement.

          (b) SBM Life is a life insurance corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it (including, without limitation, the capital stock of SBM Certificate Company) and to carry on its business as it has been and is currently conducted. SBM Life is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, other than those jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect, and all such jurisdictions are listed in Section 3.02(b)(i) of the Disclosure Schedule. SBM Life is licensed to write life insurance and issue annuities in each of the jurisdictions listed in Section 3.02(b)(ii) of the Disclosure Schedule (which also specifies each jurisdiction as to which the license held by SBM Life specifically authorizes reinsurance activities). Except as set forth in Section 3.02(b)(iii) of the Disclosure Schedule, all of the foregoing qualifications and licenses are in full force and effect and SBM Life has not received any notice of any event, inquiry, investigation or proceeding that could reasonably be expected to result in the suspension, revocation or limitation of any such qualification or license.

          (c) SBM Certificate Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. SBM Certificate Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, other than those jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect, and all such jurisdictions are set forth in
               Section 3.02(c)(i) of the Disclosure Schedule. SBM Certificate Company is duly registered as an investment company under the Investment Company Act. Except as set forth in Section 3.02(c)(ii) of the Disclosure Schedule, all of the foregoing qualifications, licenses and registrations are in full force and effect and SBM Certificate Company has not received any notice of any event, inquiry, investigation or proceeding that could reasonably be expected to result in the suspension, revocation or limitation of any such qualification, license or registration.

          (d) SBM Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. SBM Financial is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, other than those jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect, and all such jurisdictions are listed in Section 3.02(d)(i) of the Disclosure Schedule. SBM Financial is a registered broker-dealer under the Exchange Act and in each jurisdiction in which the conduct of its business requires such registration, and all of such jurisdictions are listed in Section 3.02(d)(ii) of the Disclosure Schedule. SBM Financial is a member in good standing of the National Association of Securities Dealers, Inc. Except as disclosed in Section 3.02(d)(iii) of the Disclosure Schedule, all of the foregoing qualifications, licenses, registrations and memberships are in full force and effect and SBM Financial has not received any notice of any event, inquiry, investigation or proceeding that could reasonably be expected to result in the suspension, revocation or limitation of any such qualification, license, registration or membership.

          (e) The authorized capital stock of SBM Life consists of 10,000,000 shares of common stock, par value $1.00 per share, of which 2,500,000 shares are issued and outstanding. The authorized capital stock of SBM Financial consists of 1,000,000 shares of common stock, par value $.01 per share, of which 25,000 shares are issued and outstanding. The Shares constitute all the issued and outstanding capital stock of SBM Life and SBM Financial and are owned of record and beneficially solely by the Seller. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of SBM Life and SBM Financial, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of SBM Life and SBM Financial free and clear of all Encumbrances, other than Encumbrances which arise solely as a result of actions by the Purchaser and restrictions on transferability generally imposed under federal and state securities laws and state insurance laws.

          (f) The authorized capital stock of SBM Certificate Company consists of 1,000,000 shares of common stock, par value $1.00 per share, of which 250,000 shares are issued and outstanding, all of which are owned of record and beneficially solely by SBM Life free and clear of all Encumbrances, other than restrictions on transferability generally imposed under federal and state securities laws or as set forth in Section 3.02(f) of the Disclosure Schedule.

          (g) All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable.

          (h) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary or obligating the Seller or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary.

          (i) True and complete copies of the charter and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been delivered by the Seller to the Purchaser.

          (j) Except as set forth in Section 3.02(j) of the Disclosure Schedule, no Subsidiary is a member of (nor is any part of its business conducted through) any partnership nor is any Subsidiary a participant in any joint venture or similar arrangement.

          (k) The stock register of each Subsidiary accurately records: (i) the name and address of each Person owning shares of capital stock of such Subsidiary and (ii) the certificate number of each certificate evidencing shares of capital stock issued by such Subsidiary, the number of shares evidenced each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

     SECTION 3.03. Books and Records. The minute books of the Seller and the Subsidiaries contain accurate records of all meetings of, and accurately reflect all other actions taken by, the shareholders, Boards of Directors and all committees of the Boards of Directors of the Seller and the Subsidiaries. Complete and accurate copies of all such minute books and of the stock register of the Seller and each Subsidiary have been provided by the Seller to the Purchaser.

     SECTION 3.04. No Conflict. Except as set forth in Section 3.04 of the Disclosure Schedule, and assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained, all filings and notifications listed in Section 3.05 of the Disclosure Schedule have been made and all applicable approvals of the Seller's shareholders have been obtained, the execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller or any Subsidiary, (b) violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller or any Subsidiary or any of their respective assets, properties or businesses or (c) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any of the assets or properties of the Seller or any Subsidiary pursuant to, any note, bond, mortgage, indenture or Material Contract, to which the Seller or any Subsidiary is a party or by which any of such assets or properties is bound or affected.

     SECTION 3.05. Governmental Consents and Approvals. The execution, delivery and performance by the Seller of this Agreement and each Ancillary Agreement to which the Seller is a party do not and will not require of the Seller any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section
3.05 of the Disclosure Schedule, (b) the requirements of the HSR Act and (c) the approvals of the Minnesota Department and the California Department.

     SECTION 3.06. Financial Information; Books and Records. (a) The Seller has delivered to the Purchaser true and complete copies of (i) the audited consolidated balance sheet of the Seller for each of the three fiscal years ended as of December 31, 1993, December 31, 1992 and December 31, 1991, and the related audited consolidated statements of income, stockholders' equity and cash flows of the Seller, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants (collectively referred to herein as the "Seller GAAP Statements"), (ii) the unaudited consolidated balance sheet of the Seller as of September 30, 1994, and the related consolidated statements of income, stockholders' equity and cash flows of the Seller, together with all related notes and schedules thereto (collectively referred to herein as the "Seller Interim GAAP Statements"), (iii) the audited balance sheet of SBM Certificate Company for each of the three fiscal years ended as of December 31, 1993, December 31, 1992 and December 31, 1991, and the related audited statements of income, stockholder's equity and cash flows of SBM Certificate Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants (collectively referred to herein as the "SBM Certificate Company GAAP Statements"), (iv) the unaudited balance sheet of SBM Certificate Company as of September 30, 1994, and the related statements of income, stockholder's equity and cash flows of SBM Certificate Company, together with all related notes and schedules thereto (collectively referred to herein as the "SBM Certificate Company Interim GAAP Statements"), (v) the audited balance sheet of SBM Financial for each of the three fiscal years ended as of December 31, 1993, December 31, 1992 and December 31, 1991, and the related audited statements of income, stockholder's equity and cash flows of SBM Financial, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants (collectively referred to herein as the "SBM Financial GAAP Statements"), and (vi) the unaudited balance sheet of SBM Financial as of September 30, 1994, and the related statements of income and stockholder's equity of SBM Financial (collectively referred to herein as the "SBM Financial Interim GAAP Statements"). The Seller GAAP Statements and the Seller Interim GAAP Statements (i) were prepared in accordance with the books of account and other financial records of the Seller, (ii) present fairly the consolidated financial condition and results of operations of the Seller as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and throughout the periods involved (except as disclosed in the notes thereto) and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition and results of operations of the Seller as of the dates thereof or for the periods covered thereby. The SBM Certificate Company GAAP Statements and the SBM Certificate Company Interim GAAP Statements
(i) were prepared in accordance with the books of account and other financial records of SBM Certificate Company, (ii) present fairly the financial condition and results of operations of SBM Certificate Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of SBM Certificate Company and throughout the periods involved (except as disclosed in the notes thereto) and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and results of operations of SBM Certificate Company as of the dates thereof or for the periods covered thereby. The SBM Financial GAAP Statements and the SBM Financial Interim GAAP Statements (i) were prepared in accordance with the books of account and other financial records of SBM Financial, (ii) present fairly the financial condition and results of operations of SBM Financial as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of SBM Financial and throughout the periods involved and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and results of operations of SBM Financial as of the dates thereof or for the periods covered thereby.

          (b) The Seller has delivered to the Purchaser true and complete copies of (i) the annual statements of SBM Life filed with or submitted to the Minnesota Department and the California Department for each of the three years ended as of December 31, 1993, December 31, 1992 and December 31, 1991, together with all related notes, exhibits and schedules thereto (collectively referred to as the "SBM Life Annual Statements"), and (ii) the quarterly statements of SBM Life filed with or submitted to the Minnesota Department and the California Department for each of the first three quarters of 1994, together with all related notes, exhibits and schedules thereto (collectively referred to as the "SBM Life Quarterly Statements"). Except as set forth in
               Section 3.06(b) of the Disclosure Schedule, the SBM Life Annual Statements and the SBM Life Quarterly Statements (i) were prepared from the books of accounts and other financial records of SBM Life, (ii) were filed with or submitted to the Minnesota Department and the California Department on forms prescribed or permitted by the Minnesota Department and the California Department, respectively, (iii) were prepared in accordance with SAP applied on a basis consistent with the past practices of SBM Life and complied on their respective dates of filing or submission in all respects with the Laws of the States of Minnesota and California, as applicable, and all other applicable Laws, (iv) are true and complete in all material respects and (v) present fairly the statutory assets, liabilities and surplus, results of operations and cash flows of SBM Life as of the dates thereof or for the periods covered thereby.

          (c) All historical information, including, without limitation, historical financial information, provided to Ernst & Young LLP by or on behalf of the Seller and the Subsidiaries and used by Ernst & Young LLP in the preparation of the Analysis was true and accurate in all material respects.

          (d) The books of account and other financial records of the Seller and the Subsidiaries: (i) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (ii) have been maintained in accordance with good business, accounting and actuarial practices and in accordance with U.S. GAAP or SAP, as the case may be.

          (e) All reserve liabilities reflected in the SBM Life Annual Statements and the SBM Life Quarterly Statements ("Reserve Liabilities") (i) were determined in accordance with commonly accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with actuarial principles, (iii) were based on actuarial assumptions which were in accordance with or more conservative than those appropriate for the related insurance policies and annuity contracts, (iv) except as disclosed in Section 3.06(e)(iv) of the Disclosure Schedule, met the requirements of the insurance Laws of the states of Minnesota and California and met in all material respects the requirements of the insurance Laws of each other jurisdiction in which SBM Life is licensed to write life insurance or issue annuities and
               (v) reflected (on a net basis) the related reinsurance, coinsurance and other similar agreements of SBM Life. Except as disclosed in the SBM Life Annual Statements, adequate provision for all such Reserve Liabilities has been made (under commonly accepted actuarial principles consistently applied) for the total amount of all reasonably anticipated matured and unmatured benefits, claims and other liabilities of SBM Life under all insurance policies and annuity contracts under which SBM Life has any liability (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar agreement) at the respective dates of the SBM Life Annual Statements based on commonly accepted actuarial assumptions as to future contingencies which are reasonable and appropriate under the circumstances.

          (f) All reserve liabilities reflected in the SBM Certificate Company GAAP Statements and the SBM Certificate Company Interim GAAP Statements (i) were determined in accordance with U.S. GAAP consistently applied and (ii) met the requirements of all applicable Laws. Adequate provision for all such reserve liabilities has been made (under U.S. GAAP consistently applied) for the total amount of all liabilities of SBM Certificate Company under all face amount certificates issued or assumed by SBM Certificate Company and outstanding at the respective dates of the SBM Certificate Company GAAP Statements.

          (g) Section 3.06(g) of the Disclosure Schedule sets forth a true and complete list (by identification of the insolvent party) of all pending and, to the Knowledge of the Seller, threatened state guaranty fund assessments to which SBM Life is or may become subject.

     SECTION 3.07. No Undisclosed Liabilities. There are no material Liabilities of any Subsidiary other than Liabilities (i) reflected or reserved against on the Interim Balance Sheets, (ii) disclosed in the Disclosure Schedule, (iii) incurred since the Interim Balance Sheet Date in the ordinary course of business, and consistent with past practice, of such Subsidiary or (iv) obligations to perform or pay pursuant to executory agreements, leases, subleases, licenses, sublicenses or other contracts or binding commitments or arrangements identified in the Disclosure Schedule or, if not required to be identified therein, entered into in the ordinary course of the Business consistent with past practice.

     SECTION 3.08. Acquired Assets. Except as disclosed in Section 3.08 of the Disclosure Schedule, all the Assets and all assets of the Subsidiaries, including, without limitation, the benefit of any licenses, leases or other agreements or arrangements, acquired since the Interim Balance Sheet Date have been acquired for consideration not less than the fair market value of such asset at the date of such acquisition.

     SECTION 3.09. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Interim Balance Sheet Date, except as disclosed in Section 3.09 of the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.09 of the Disclosure Schedule, since the Interim Balance Sheet Date, neither the Seller nor any Subsidiary has:

                (i) permitted or allowed any of the Assets or any of the assets or properties (whether tangible or intangible) of any Subsidiary to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

               (ii) revalued (other than in accordance with SAP or U.S. GAAP, as applicable, in the ordinary course of the Business consistent with past practice) or restructured any Assets or any assets of any Subsidiary;

              (iii) except as required by this Agreement, made any change in any method of accounting or accounting practice or policy other than such changes required by SAP or U.S. GAAP and disclosed in Section 3.09 of the Disclosure Schedule;

               (iv) amended, terminated, cancelled or compromised any material claims of any Subsidiary or waived any other rights of substantial value to any Subsidiary;

                (v) sold, transferred, leased, subleased, licensed or otherwise disposed of any Assets or any properties or assets, real, personal or mixed (including, without limitation, investment assets, leasehold interests and intangible property), of any Subsidiary, other than the sale of investment assets in the ordinary course of the Business consistent with past practice;

               (vi) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, any Subsidiary, other than the sale of face amount certificates in the ordinary course of the Business consistent with past practice;

              (vii) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of any Subsidiary;

             (viii) made any material changes in the customary methods of operations of any Subsidiary or the Business, including, without limitation, purchasing, marketing, selling, pricing, underwriting, investing or actuarial practices and policies;

               (ix) made any express or deemed election or settled or
                    compromised any liability, with respect to Taxes of any Subsidiary;

                (x) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller or any Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan, or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with the past practice of the Seller or such Subsidiary;

               (xi) entered into any agreement, arrangement or transaction with any of its directors, officers, employees, shareholders or distributors (or with any relative, beneficiary, spouse or Affiliate of such Persons), other than an insurance policy or annuity contract containing standard terms issued in the ordinary course of the Business consistent with past practice;

              (xii) terminated, discontinued, closed or disposed of any office, facility or other business operation, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of the Business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

             (xiii) disclosed any secret or confidential Intellectual Property or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller or any Subsidiary has any right, title, interest or license;

              (xiv) allowed any Permit or Environmental Permit that was issued or relates to any Subsidiary or otherwise relates to the Business to lapse or terminate or failed to renew any insurance policy under which the Seller or any Subsidiary is an insured, Permit or Environmental Permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

               (xv) failed to maintain the Assets or any Subsidiary's property and equipment in good repair and operating condition, ordinary wear and tear excepted;

              (xvi) amended, modified or consented to the termination of any
                    Material Contract or the Seller's or any Subsidiary's rights thereunder;

             (xvii) except as required by this Agreement, amended or restated
                    its charter or by-laws (or other organizational documents);

            (xviii) made any material amendment to the insurance policies or annuity contracts in force of SBM Life, or made any change in the methodology used in the determination of the Reserve Liabilities with respect to insurance policies and annuity contracts;

              (xix) amended or introduced any annuity contract other than in the ordinary course of the Business consistent with past practice; or

               (xx) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.09 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights with respect to any of the actions specified in this Section 3.09, except as expressly contemplated by this Agreement and the Ancillary Agreements.

     As further amplification and not limitation of the first sentence of this
Section 3.09, except as disclosed in Section 3.09 of the Disclosure Schedule, since the Interim Balance Sheet Date, none of the Subsidiaries has:

                (i) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of the Business consistent with past practice;

               (ii) made any capital expenditure or commitment for any capital expenditure in excess of $100,000 in the aggregate;

              (iii) made any commitments which will be outstanding as of the
                    Closing to make any purchases involving exchanges in value in excess of $300,000 in the aggregate;

               (iv) incurred any Indebtedness for borrowed money, other than face amount certificates issued by SBM Certificate Company in the ordinary course of its business consistent with past practice;

                (v) made any loan to, guaranteed any Indebtedness of or
                    otherwise incurred any Indebtedness on behalf of any Person, other than policy or certificate loans and renewals made by SBM Life and SBM Certificate Company in the ordinary course of their businesses consistent with past practice and other than renewals of mortgage loans made by SBM Life and SBM Certificate Company;

               (vi) failed to pay any creditor any amount owed to such creditor in the ordinary course of the Business consistent with past practice;

              (vii) made any commitments which will be outstanding as of the
                    Closing to make any charitable contribution; or

             (viii) except as required by this Agreement, terminated, amended or entered into as a ceding or assuming reinsurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement related thereto, other than renewals on substantially the same terms in the ordinary course of the Business.

     SECTION 3.10. Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller or any Subsidiary, or affecting any of the Assets or the Business, pending before any Governmental Authority (or, to the Knowledge of the Seller, threatened to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.10 of the Disclosure Schedule has, has had or could have a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement to which the Seller is a party or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.10 of the Disclosure Schedule, neither the Seller nor any Subsidiary nor any of their respective assets or properties, including, without limitation, the Assets, is subject to any Governmental Order (nor, to the Knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or could have a Material Adverse Effect.

     SECTION 3.11. Compliance with Laws. (a) Except as set forth in Section 3.11(a)(i) of the Disclosure Schedule, the Seller and the Subsidiaries have conducted since January 1, 1990 and continue to conduct the Business in accordance with all material Laws and Governmental Orders applicable to the Seller or any Subsidiary or any of the Assets or any of the properties or assets of any Subsidiary, and neither the Seller nor any Subsidiary is in violation of any such material Law or Governmental Order. Except as set forth in Section 3.11(a)(ii) of the Disclosure Schedule, since January 1, 1990, the Seller and the Subsidiaries have duly and validly filed or caused to be filed all reports, statements, documents, registrations, filings or submissions that were required by applicable material Laws to be filed; all such filings complied with all applicable material Laws when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied. All outstanding insurance policies, annuity contracts and assumption certificates issued by SBM Life and now in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection. The Subsidiaries have filed all forms, reports, statements and other documents required by Law to be filed with the Securities and Exchange Commission ("SEC Filings"), including, without limitation, (a) all Annual Reports on Form 10-K, (b) all Quarterly Reports on Form 10-Q, (c) all Current Reports on Form 8-K, (d) all other reports and registration statements, including, without limitation, in connection with sales of face amount certificates, and (e) all amendments and supplements to all such reports and registration statements, and all such forms, reports, statements and other documents, including those filed after the date hereof, did not at the time they were filed (at the time they became effective and so long as they remain effective in the case of registration statements and amendments thereto), or will not at the time they are filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Section 3.11(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Seller or any of the Assets or any Subsidiary or any of its properties or assets, and no such Governmental Order has or has had a Material Adverse Effect.

     SECTION 3.12. Environmental and Other Permits and Licenses; Related Matters. (a) The Seller and the Subsidiaries currently hold all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Permits"), including, without limitation, Environmental Permits, necessary or proper for the current use, occupancy and operation of each of the Assets and each of the assets and properties of each Subsidiary, except as disclosed in Section 3.12(a)(i) of the Disclosure Schedule and except for Permits and Environmental Permits the absence of which would not have a Material Adverse Effect. Except as disclosed in
Section 3.12(a)(ii) of the Disclosure Schedule, to the Knowledge of the Seller, there is no existing practice, action or activity of the Seller or any Subsidiary and no existing condition of any of the Assets or any of the properties or assets of any Subsidiary which could reasonably be expected to give rise to any civil or criminal Liability under, or violate or prevent compliance, in any material respect, with, any health or occupational safety or other Environmental Law. Neither the Seller nor any Subsidiary has received any written notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any existing material Permit or Environmental Permit. Except as disclosed in Section 3.12(a)(iii) of the Disclosure Schedule, the Seller and the Subsidiaries are in all material respects in compliance with all material Permits, all applicable material Environmental Laws and the requirements of all material Environmental Permits.

          (b) Except as disclosed in Section 3.12(b) of the Disclosure Schedule, to the Knowledge of the Seller, there are not present in, on or under any Real Property, any Hazardous Materials, nor have any Hazardous Materials been transported to or from any Real Property, in such form or quantities as to create any Liability or obligation under any Environmental Law, and there are no past, pending or, to the Knowledge of the Seller, threatened Environmental Claims against the Seller or any Subsidiary, or, to the Knowledge of the Seller, any Real Property.

     SECTION 3.13. Material Contracts. (a) Section 3.13(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Seller which are included in the Assets and of the Subsidiaries (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.15(a) or 3.15(b) of the Disclosure Schedule to which the Seller or any Subsidiary is a party and all agreements relating to Intellectual Property set forth in Section 3.14(a) of the Disclosure Schedule, being "Material Contracts"):

                (i) each contract, agreement and purchase order for the purchase of materials or personal property with any supplier or for the furnishing of services to the Seller, any Subsidiary or otherwise related to the Business under the terms of which the Seller or any Subsidiary: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1995, or (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract and (C) cannot be cancelled by the Seller or such Subsidiary without penalty or further payment and without more than 30 days' notice;

               (ii) each contract or agreement for the sale of personal property or for the furnishing of services by the Seller or any Subsidiary which: (A) is likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1995, or (B) is likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract and (C) cannot be cancelled by the Seller or such Subsidiary without penalty or further payment and without more than 30 days' notice;

              (iii) all broker, distributor, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Seller or any Subsidiary is a party, other than standard broker and agency agreements entered into in the ordinary course of the Business consistent with past practice;

               (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Seller or any Subsidiary is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                (v) all contracts and agreements relating to Indebtedness of any
                    Subsidiary, other than face amount certificates issued by SBM Certificate Company and policy loans;

               (vi) all contracts and agreements with any Governmental Authority to which the Seller or any Subsidiary is a party, other than standard hold harmless agreements entered into with school districts by SBM Life in the ordinary course of its business consistent with past practice;

              (vii) all contracts and agreements that limit or purport to limit the ability of the Seller or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

             (viii) all contracts and agreements between or among the Seller or any Subsidiary, on the one hand, and any one or more Affiliates of the Seller (including any Subsidiary), on the other hand;

               (ix) all reinsurance, coinsurance or other similar agreements, and all custodial or trust agreements or other security agreements related thereto, to which the Seller or any Subsidiary is a party; and

                (x) all other contracts and agreements, whether or not made in the ordinary course of the Business, which are material to the Seller, any Subsidiary or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.13 and Sections 3.15, 3.16 and 3.17, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

          (b) Except as disclosed in Section 3.13(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the Seller or the Subsidiary party thereto, as the case may be, and is in full force and effect, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law now or hereafter in effect relating to or limiting creditors' rights generally, (b) the remedy of specific performance and injunctive relief and other forms of equitable relief are subject to general principles of equity and certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) enforcement may be subject to general principles of equity and law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law), and (ii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which the Seller is a party, except to the extent that any consents set forth in Section 3.04 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Seller nor any Subsidiary is, in any material respect, in breach of, or default under, any Material Contract.

          (c) Except as disclosed in Section 3.13(c) of the Disclosure Schedule, to the Knowledge of the Seller, no other party to any Material Contract is, in any material respect, in breach thereof or default thereunder.

          (d) Except as disclosed in Section 3.13(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the Assets or any of the properties or assets of any Subsidiary.

     SECTION 3.14. Intellectual Property. (a) Section 3.14(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description of all Owned Intellectual Property and Section 3.14(a)(ii) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as disclosed in Section 3.14(a)(iii) of the Disclosure Schedule, to the Knowledge of the Seller, the rights of the Seller or any Subsidiary, as the case may be, in or to such Owned Intellectual Property or Licensed Intellectual Property do not conflict with or infringe on the rights of any other Person and neither the Seller nor any Subsidiary has received any claim or written notice from any Person to such effect.

          (b)  Except as disclosed in Section 3.14(b) of the Disclosure
               Schedule: (i) all the Owned Intellectual Property is owned by the Seller or a Subsidiary, free and clear of any Encumbrance (other than Permitted Encumbrances), (ii) the Seller or a Subsidiary has the right, pursuant to valid and enforceable licenses, to use the Licensed Intellectual Property in the manner in which it is currently being used and (iii) no Actions have been made or asserted or are pending (nor, to the Knowledge of the Seller has any such Action been threatened) against the Seller or any Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Seller or any Subsidiary of any of the Intellectual Property or (B) alleging that any services provided or products sold by the Seller or any Subsidiary are being provided or sold in violation of any trademarks, or any other rights of any Person. Except as disclosed in Section 3.14(b) of the Disclosure Schedule, neither the Seller nor any Subsidiary has granted any license or other right to any other Person with respect to the Owned Intellectual Property.

          (c) Except as disclosed in Section 3.14(c) of the Disclosure Schedule, all rights of the Seller and the Subsidiaries in each item of Owned Intellectual Property or Licensed Intellectual Property are transferable to the Purchaser as herein contemplated. As a result of the transactions contemplated hereby, upon the Closing, the Purchaser or a Subsidiary shall own or possess, or own or possess adequate and enforceable licenses, sublicenses or other rights to use, without payment of any fee other than fees disclosed in Section 3.14(c) of the Disclosure Schedule, all the Owned Intellectual Property or Licensed Intellectual Property.

     SECTION 3.15. Real Property. (a) Section 3.15(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property, (ii) the current owner of each such parcel of Owned Real Property and (iii) the current use of each such parcel of Owned Real Property.

          (b) Section 3.15(b) of the Disclosure Schedule lists: (i) the identity of the lessor, lessee and current occupant (if different from the lessee) of each parcel of Leased Real Property and (ii) the current use of each such parcel of Leased Real Property.

          (c) The Seller has, or has caused to be, delivered to the Purchaser correct and complete copies of all leases and subleases listed in
               Section 3.15(b) of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates). Each of such leases and subleases, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.15(c), is legal, valid, binding, enforceable as to the Seller or the Subsidiary party thereto, as the case may be, and in full force and effect, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law now or hereafter in effect relating to or limiting creditors' rights generally, (b) the remedy of specific performance and injunctive relief and other forms of equitable relief are subject to general principles of equity and certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) enforcement may be subject to general principles of equity and law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law), and represents the entire agreement between the respective landlord and tenant with respect to such property, and except as otherwise set forth in Section 3.15(c) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease.

          (d) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Knowledge of the Seller, threatened against any of the Real Property.

          (e) To the Knowledge of the Seller, (i) all the Real Property is occupied under a valid and current certificate of occupancy or similar permit (if required), (ii) the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy, and (iii) there are no facts that would prevent the Real Property from being occupied after the Closing in the same manner as immediately prior to the Closing.

          (f) To the Knowledge of the Seller, and except for violations which would not, either individually or in the aggregate, have a Material Adverse Effect, no improvements on the Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

          (g) To the Knowledge of the Seller, all improvements on any Owned Real Property are wholly within the lot limits of such Owned Real Property and do not encroach on any adjoining premises, and there are no encroachments on any Owned Real Property by any improvements located on any adjoining premises.

          (h) Except as set forth in Section 3.15(h) of the Disclosure Schedule, the rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

     SECTION 3.16. Tangible Personal Property. (a) The Seller has previously delivered to the Purchaser a list of each item or distinct group of machinery, equipment, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property (the "Tangible Personal Property") used in the Business and owned or leased by the Seller and the Subsidiaries as of the date set forth in such listing.

          (b) The Seller has, or has caused to be, delivered to the Purchaser correct and complete copies of all leases and subleases for Tangible Personal Property meeting the dollar and cancellation thresholds set forth in Section 3.13(a)(i) and (ii) (a "Material Personal Property Lease") and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). Each of such leases and subleases, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.16(b), is legal, valid, binding, enforceable against the Seller or the Subsidiary party thereto, as the case may be, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law now or hereafter in effect relating to or limiting creditors' rights generally, (b) the remedy of specific performance and injunctive relief and other forms of equitable relief are subject to general principles of equity and certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) enforcement may be subject to general principles of equity and law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law), and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property and, except as set forth in Section 3.16(b) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease.

          (c) Except as set forth in Section 3.16(b) of the Disclosure Schedule, the Seller or a Subsidiary has, and upon the Closing the Purchaser or a Subsidiary will have, the full right to exercise any renewal options contained in the Material Personal Property Leases on the terms and conditions therein and upon due exercise would be entitled to enjoy the use of each such item of leased Tangible Personal Property for the full term of such renewal options.

     SECTION 3.17. Assets. (a) Except as disclosed in Section 3.17(a) of the Disclosure Schedule, either the Seller or a Subsidiary owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, used in the conduct of the Business or otherwise owned, leased or used by the Seller and the Subsidiaries and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used by the Seller or any Subsidiary in or relating to the conduct of the Business. The Seller has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 3.14, 3.15(a), 3.15(b), 3.16 or 3.17(a) of the Disclosure Schedule and (ii) Permitted Encumbrances.

          (b) At all times since the Interim Balance Sheet Date, the Seller has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended, normal wear and tear excepted.

          (c) Except as set forth in Sections 3.04, 3.05, 3.13(b), 3.14, 3.15(a), 3.15(b), 3.16, 3.17(a) or 3.17(c) of the Disclosure
               Schedule, following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

          (d) At the time of the Closing, (i) the investment assets held in the general account of SBM Life will substantially conform as to type, option-adjusted duration (based on the yield curve used in the Analysis), credit quality and book yield to the description thereof set forth in the Analysis and (ii) the investment assets held by SBM Certificate Company will substantially conform as to type, option-adjusted duration, credit quality and book yield to the description thereof set forth in Section 3.17(d)(ii) of the Disclosure Schedule.

     SECTION 3.18. Products Issued. (a) Except as disclosed in Section 3.18(a) of the Disclosure Schedule:

                (i) All insurance policy and annuity contract benefits payable by SBM Life and, to the Knowledge of the Seller, by any other Person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with SBM Life, have in all material respects been paid in accordance with the terms of the insurance policies, annuity contracts and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment;

               (ii) All benefits payable under face amount certificates issued by SBM Certificate Company or under which it is otherwise an obligor have in all material respects been paid in accordance with the terms of such face amount certificates;

              (iii) No outstanding insurance policy, annuity contract or face amount certificate issued or assumed by SBM Life or SBM Certificate Company entitles the holder thereof or any other Person to receive dividends, distributions or other benefits based on the revenues or earnings of SBM Life, SBM Certificate Company or any other Person;

               (iv) Neither the Seller nor any Subsidiary has received any information which would reasonably cause it to believe that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with SBM Life is so impaired as to result in a default thereunder;

                (v) To the Knowledge of the Seller, each insurance agent, at the time such agent wrote, sold or produced business for SBM Life at any time since January 1, 1990, was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business;

               (vi) No advertising material or prospectus relating to any outstanding insurance policy, annuity contract or face amount certificate issued or distributed by any Subsidiary contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no such advertising material failed to comply with applicable Law where such noncompliance would have a Material Adverse Effect; and

              (vii) The tax treatment under the Code of all insurance annuity or investment policies, plans or contracts, all financial products, employee benefit plans (other than the Plans), individual retirement accounts or annuities, or any similar or related policy, contract, plan or product, whether individual, group or otherwise, issued or sold by any Subsidiary on or before the Closing Date, to the Knowledge of the Seller, is and at all times has been in all material respects the same or more favorable to the purchaser, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code effective after the date of such issuance or purchase. For purposes of this Section 3.18(a)(vii), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 101, 104, 105, 106, 125, 130, 401, 402, 403, 404, 408, 412, 415,
                    419, 419A, 457, 501, 505, 817, 818, 7702 and 7702A.

          (b) Except as disclosed in Section 3.18(b) of the Disclosure Schedule, since January 1, 1992, no Persons writing, selling or producing insurance business that individually or in the aggregate for each such Person, accounted for $3.5 million of premium or annuity income of SBM Life for any of the last three calendar years has terminated or, to the Knowledge of the Seller, threatened to terminate its agency agreement with SBM Life.

          (c) Except as disclosed in Section 3.18(c) of the Disclosure Schedule, since January 1, 1994, no Persons selling face amount certificates that individually or in the aggregate for each such Person, accounted for the sale of $1 million or more of the face amount certificates issued by SBM Certificate Company for the year ended December 31, 1994, has terminated or, to the Knowledge of the Seller, threatened to terminate its agency agreement with SBM Certificate Company.

     SECTION 3.19. Distributors. Listed in Section 3.19 of the Disclosure Schedule are the names and addresses of the ten most significant distributors (by premium and annuity income written, sold or produced) of the products of SBM Life for the twelve-month period ended December 31, 1994 and the amount of premium and annuity income which each such distributor wrote, sold or produced during such period.

     SECTION 3.20. Employee Benefit Matters. (a) Plans and Material Documents.
Section 3.20(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Seller or any Subsidiary is a party, with respect to which the Seller or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Seller or any Subsidiary for the benefit of any current or former employee, officer or director of the Seller or any Subsidiary, (ii) each employee benefit plan for which the Seller or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Seller or any Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Seller or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating to a sale of the Seller or any Subsidiary (collectively, the "Plans"). Each Plan is in writing and the Seller has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed in Section 3.20(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Seller or any Subsidiary is a party, with respect to which the Seller or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Seller or any Subsidiary for the benefit of any current or former employee, officer or director of the Seller or any Subsidiary.

          (b) Absence of Certain Types of Plans. None of the Plans is subject to Title IV of ERISA. Except as set forth in Section 3.20(b)(i) of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Seller or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Except as set forth in Section 3.20(b)(ii) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Seller or any Subsidiary. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

          (c) Compliance with Applicable Law. Except as disclosed in writing to the Purchaser, each Plan is now and, since 1988, has been operated by the Seller and the Subsidiaries in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, except where such noncompliance would not have a Material Adverse Effect. Except as set forth in Section 3.20(c) of the Disclosure Schedule, no legal action, suit or claim is pending or, to the Seller's Knowledge, threatened with respect to any Plan (other than claims for benefits in the ordinary course).

          (d) Qualification of Certain Plans. For each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code, the Seller has applied on December 23, 1994 for a favorable determination letter from the IRS that it is so qualified and that each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and the Seller intends to make such additional amendments, if any, as may reasonably be required by the IRS as a condition to the issuance of such favorable determination letter.

          (e) Absence of Certain Liabilities and Events. Neither the Seller nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and no fact or event exists that could give rise to any such liability.

          (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

          (g) Americans With Disabilities Act; WARN. The Seller and each Subsidiary is in compliance in all material respects with the requirements of the Americans With Disabilities Act (the "ADA") and the Workers Adjustment and Retraining Notification Act ("WARN") and neither the Seller nor any Subsidiary has any liabilities pursuant to the ADA or WARN.



     SECTION 3.21. Labor Matters. (a) Neither the Seller nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller or any Subsidiary and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Seller or any Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Seller, threatened between the Seller or any Subsidiary and any of their employees, and neither the Seller nor any Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) there are no unfair labor practice complaints pending against the Seller or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Seller or any Subsidiary that could have a Material Adverse Effect; (d) the Seller and the Subsidiaries are currently in material compliance with all applicable material Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Seller and the Subsidiaries and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (e) the Seller and the Subsidiaries have paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (f) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller or any Subsidiary;
(g) neither the Seller nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (h) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Knowledge of the Seller, threatened with respect to the Seller or any Subsidiary; and (i) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Seller, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller or any Subsidiary has employed or currently employs any Person.

     SECTION 3.22. Key Employees. Section 3.22 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1994, 1993, 1992 and 1991, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Seller or any Subsidiary whose annual compensation exceeded (or, in 1995, is expected to exceed) $75,000.

     SECTION 3.23. Certain Interests. (a) Except as disclosed in Section 3.23(a) of the Disclosure Schedule, no shareholder, officer or director of the Seller or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such shareholder, officer or director has outstanding any Indebtedness to the Seller or any Subsidiary other than policy loans.

          (b) Except as disclosed in Section 3.23(b) of the Disclosure Schedule, neither the Seller nor any Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Seller or any Subsidiary or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

     SECTION 3.24. Taxes. (a) Except as disclosed in Section 3.24(a) of the Disclosure Schedule, (i) all returns and reports in respect of Taxes required to be filed with respect to the Seller and each Subsidiary have been timely filed;
(ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the Knowledge of the Seller, no basis exists for any such adjustment; (v) there are no pending or, to the Knowledge of the Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Seller or any Subsidiary;
(vi) no consent under Section 341(f) of the Code has been filed with respect to the Seller or any Subsidiary; (vii) there are no Tax liens on any of the Assets or any assets of any Subsidiary except Permitted Encumbrances; (viii) none of the Subsidiaries is a personal holding company; (ix) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (x) each Subsidiary is a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Seller files a consolidated return as the common parent, and have not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired.

          (b) Except as disclosed with reasonable specificity in Section 3.24(b) of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller or any Subsidiary may be subject; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Seller or any Subsidiary; (iii) none of the Subsidiaries has any (A) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; and (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Subsidiary.

          (c) (i) Section 3.24(c) of the Disclosure Schedule lists all income, franchise and similar tax Returns (federal, state, local and foreign) filed with respect to each of the Seller and the Subsidiaries for taxable periods ended on or after December 31, 1992, indicates for which jurisdictions Returns have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar tax Return for each relevant jurisdiction for which an audit has been completed in the last five years and indicates all tax Returns filed on behalf of the Seller and the Subsidiaries on or before the date hereof that currently are the subject of audit; (ii) the Seller has delivered to the Purchaser correct and complete copies of all (A) federal, state and foreign income, franchise and similar tax Returns in respect of periods ended on or after December 31, 1992, and (B) examination reports and statements of deficiencies assessed against or agreed to by the Seller or a Subsidiary since December 31, 1990; and (iii) the Seller has delivered to the Purchaser a true and complete copy of any tax-sharing or allocation agreement or arrangement involving any Subsidiary and a true and complete description of any such unwritten or informal agreement or arrangement.

     SECTION 3.25. Risk Management. (a) The Seller has previously furnished to the Purchaser the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Seller or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years (which, in the case of the Seller, relate to any of the Assets): (i) the name, address and telephone number of the agent or broker; (ii) the name of the insurer and the names of the principal insured and each named insured; (iii) the policy number and the period of coverage; (iv) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles, retentions and aggregates are calculated and operate) of coverage; and (v) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

          (b) With respect to each such insurance policy: (i) neither the Seller nor any Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute such a breach or default or permit termination or modification, under the policy; (ii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof; and (iii) to the Knowledge of the Seller, no insurer on the policy has been declared insolvent or placed into receivership, conservatorship or liquidation or currently has a rating of "B+" or below from A.M. Best & Co. or a claims paying ability rating of "BBB" or below from Standard & Poors, Inc.

          (c) Section 3.25(c) of the Disclosure Schedule sets forth all risks against which the Seller or any Subsidiary is self-insured or which are covered under any risk retention program in which the Seller or any Subsidiary participates and details for the last five years of the Seller's and each Subsidiary's loss experience with respect to such risks.

          (d) At no time subsequent to December 31, 1993 has the Seller or any Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or, except as set forth in Section 3.25(d) of the Disclosure Schedule, received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage referred to in Section 3.25(a) will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. Since December 31, 1993, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Seller or any Subsidiary or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

          (e) Except as set forth in Section 3.25(e) of the Disclosure Schedule, at the time of the Closing, all insurance policies currently in effect will be outstanding and duly in force.

     SECTION 3.26. Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney.
Section 3.26 of the Disclosure Schedule is a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which any Subsidiary has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (ii) the location of all lockboxes and safe deposit boxes of each Subsidiary and the names of all Persons authorized to draw thereon or have access thereto and (iii) the names of all Persons, if any, holding powers of attorney from any Subsidiary. At the time of the Closing, no Subsidiary shall have any such account, lockbox or safe deposit box other than those listed in Section 3.26 of the Disclosure Schedule, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney, without the prior written consent of the Purchaser. Except as disclosed in Section 3.26 of the Disclosure Schedule, neither the Seller nor any Subsidiary has commingled monies or accounts of any Subsidiary with other monies or accounts of shareholders or any Affiliates of the Seller. At the time of the Closing, all monies and accounts of each Subsidiary shall be held by, and be accessible only to, such Subsidiary.

     SECTION 3.27. Brokers. Except for Conning & Company and Sterling Capital Advisors, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements to which the Seller is a party based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of Conning & Company and Sterling Capital Advisors, Inc.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution such Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law now or hereafter in effect relating to or limiting creditors' rights generally, (b) the remedy of specific performance and injunctive relief and other forms of equitable relief are subject to general principles of equity and certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) enforcement may be subject to general principles of equity and law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law).

     SECTION 4.02. No Conflict. Assuming compliance with the requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) violate any Law or Governmental Order applicable to the Purchaser or (c) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

     SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in Section
3.05 of the Disclosure Schedule, (b) the requirements of the HSR Act and (c) notifications to and approvals of insurance regulatory authorities, including, without limitation, the Minnesota Department and the California Department.

     SECTION 4.04. Litigation. No claim, action, proceeding or investigation is pending or, to the Knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 4.05. Financing. The Purchaser has delivered to the Seller on the date hereof commitments for financing sufficient to fund the payment of the Purchase Price and to make the capital contribution referred to in Section 5.04(a).

     SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

     SECTION 4.07. Investment Intent. The Purchaser has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Shares, has had access to and has acquired sufficient information about the Subsidiaries to reach an informed and knowledgeable decision to acquire the Shares, is able to bear the risks of such an investment, is an "accredited investor" within the meaning of Regulation D of the Securities Act, and is acquiring the Shares for its own account for investment and not with a view to any resale or distribution thereof such as would require registration under Section 5 of the Securities Act.

     SECTION 4.08. Preferred Stock Purchase Agreements. The Purchaser has delivered to the Seller true and correct copies of the Preferred Stock Purchase Agreements.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Conduct of Business Prior to the Closing. (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the Closing, the Seller and the Subsidiaries shall not conduct the Business other than in the ordinary course and consistent with the Seller's and the Subsidiaries' prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule or as contemplated by the Plan of Liquidation, the Seller and each Subsidiary shall (i) continue its advertising and promotional activities, pricing and purchasing policies, underwriting, claims and accounting practices, operations, business strategies and communications to its employees, distributors, policyholders, contractholders, regulators, rating agencies and other stakeholders, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;
(iii) use all reasonable efforts to (A) preserve intact its business organization and the business organization of the Business, (B) keep available to the Purchaser the services of its employees, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Assets and the Subsidiaries,
(D) preserve its current relationships with its distributors, policyholders, contractholders, regulators, rating agencies and other persons with which it has significant business relationships and (E) maintain in full force and effect all licenses, qualifications, registrations and memberships necessary or desirable for the conduct of the Business; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in
Section 3.15(b) of the Disclosure Schedule which by their terms would otherwise expire; (v) use all reasonable efforts not to engage knowingly in any practice, or knowingly take any action, fail to take any action or enter into any transaction, which could cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement; (vi) use all reasonable efforts not to engage inadvertently in any practice, or inadvertently take any action, fail to take any action or enter into any transaction, which could cause any representation or warranty of the Seller to be untrue in any material respect or result in a breach in any material respect of any covenant made by the Seller in this Agreement; (vii) continue the practices for the allocation of expenses among the Seller and the Subsidiaries that was in effect at December 31, l994; and (viii) accrue Liabilities on the books and records of the Seller and the Subsidiaries in accordance with U.S. GAAP on a basis consistent with the past practices of the Seller and the Subsidiaries, except to the extent contemplated by this Agreement. With respect to the matters set forth in clause (iii) of the preceding sentence, the Purchaser agrees to cooperate and use all reasonable efforts to assist the Seller in its efforts; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with such matters, or to consent to any change in the terms of any contract, agreement, license or other arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser, any Subsidiary or the Business.

          (b) Except as described in Section 5.01(b) of the Disclosure Schedule or as contemplated by the Plan of Liquidation, the Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, neither the Seller nor any Subsidiary will do any of the things enumerated in the second and third sentences of Section 3.09.

          (c) Prior to the Closing, the Seller shall cause to be terminated all surplus relief arrangements to which SBM Life is a party.

     SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall and shall cause each of the Seller's and each of the Subsidiaries' officers, directors, employees, agents, accountants and counsel to: (i) afford the officers, employees and authorized agents, controlling stockholders, accountants, counsel, prospective financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of the Seller relating to the Assets or the Business and of the Subsidiaries and to those officers, directors, employees, agents, accountants and counsel of the Seller and the Subsidiaries who have any knowledge relating to the Assets, any of the Subsidiaries or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the Business and the assets, properties and goodwill of the Seller and the Subsidiaries as the Purchaser may from time to time reasonably request.

          (b) In order to facilitate the resolution of any claims made against or incurred (whether or not reported) by the Seller prior to the Closing, for a period of five years after the Closing, the Purchaser shall (i) retain the books and records of the Seller which are transferred to the Purchaser pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Seller, (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records and to employees of the Purchaser or the Subsidiaries who were, prior to the Closing, employees of the Seller or the Subsidiaries, in a manner so as not to be unreasonably disruptive to the business or operations of the Purchaser or the Subsidiaries, and (iii) provide reasonable assistance to the Seller, at the Seller's expense, in managing, resolving or eliminating such claims.

          (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser or any Subsidiary after the Closing or for any other reasonable purpose, for a period of five years following the Closing, the Seller shall, or shall make arrangements satisfactory to the Purchaser for another custodian to, (i) retain all books and records of the Seller which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Seller, any Subsidiary, any of their operations or the Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, reasonable access (including the right to make photocopies at the expense of the Purchaser), during normal business hours, to such books and records.

          (d) The Seller covenants and agrees to provide to the Purchaser (i) all SEC Filings to be filed with the Securities and Exchange Commission by or on behalf of the Seller, any Subsidiary or any Affiliated Mutual Fund between the date hereof and the Closing Date and (ii) the quarterly and annual statements of SBM Life to be filed with or submitted to the Minnesota Department and the California Department for each calendar quarter and year ending between the date hereof and the Closing Date, together with all related notes, exhibits and schedules thereto, in each case no later than three Business Days prior to the filing or submission thereof, and to consult with the Purchaser in respect thereof prior to such filing or submission.

     SECTION 5.03. Confidentiality. (a) The Seller agrees to, and will cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, trademark applications, product development, price, policyholder, contractholder, distributor and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Business, the Assets or any Subsidiary, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03,
(iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, its agents, representatives, Affiliates, employees, officers or directors. The Seller agrees and acknowledges that remedies at Law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

          (b) In the event this Agreement is terminated, the Confidentiality Agreement shall remain in full force and effect.

     SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents.
(a) The Seller and the Purchaser shall each use all reasonable efforts to obtain (or cause the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements, including, without limitation, any required approvals of the Minnesota Department and the California Department, and will cooperate fully with the other in promptly seeking to obtain all such authorizations, consents, orders and approvals. In connection with obtaining such approvals from the Minnesota Department, the Purchaser agrees to commit to contribute to the capital of SBM Life and SBM Certificate Company an aggregate of $15 to $20 million in cash, marketable investment-grade securities or a combination thereof. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

          (b) The Seller shall give promptly such notices to third parties and use all reasonable efforts to obtain such third party consents and estoppel certificates as the Purchaser may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, all third party consents that are necessary in connection with the transfer of the Material Contracts.

          (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any Material Contract which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser, any Subsidiary or the Business.

          (d)  The Seller shall use all reasonable efforts to:

               (i) duly call, give notice of, convene and hold a special meeting of the board of directors of each Affiliated Mutual Fund to be held as soon as practicable after the date hereof, for the purpose of considering the assignment to the Purchaser of the Investment Advisory and Management Agreement between the Seller and such Affiliated Mutual Fund; unless the board of directors of the Seller determines that such action would constitute a breach of its fiduciary duties to the shareholders of the Seller under applicable law after consultation with outside counsel, use all reasonable efforts to cause such board of directors to approve such assignment; and, unless the board of directors of the Seller determines that such action would constitute a breach of its fiduciary duties to the shareholders of the Seller under applicable law after consultation with outside counsel, cause such directors as may be designated by the Purchaser to resign from such board of directors, effective as of the Closing;

               (ii) duly call, give notice of, convene and hold a special meeting of the holders of interests in each Affiliated Mutual Fund (each, a "Fund Meeting"), to be held as soon as practicable after the date hereof, for the purpose of considering the assignment to the Purchaser of the Investment Advisory and Management Agreements between the Seller and such Affiliated Mutual Fund and the election of the designees of the Purchaser to the board of directors of such Affiliated Mutual Fund;

              (iii) prepare and provide to the Purchaser for review as soon as practicable after the date hereof a proxy statement relating to each Fund Meeting (each, together with all amendments and supplements thereto, a "Fund Proxy Statement") and file each Fund Proxy Statement with the Securities and Exchange Commission as soon as practicable following approval by the Purchaser; and

               (iv) use all reasonable efforts (A) after consultation with the
                    Purchaser, to respond to any comments made by the Securities and Exchange Commission with respect to each Fund Proxy Statement or any preliminary version thereof and to cause each Fund Proxy Statement to be mailed to each holder of interests in the applicable Affiliated Mutual Fund at the earliest practicable date following the date hereof and (B) unless the board of directors of the Seller determines that such action would constitute a breach of its fiduciary duties to the shareholders of the Seller under applicable law after consultation with outside counsel, to obtain the approval by such holders of the assignment to the Purchaser of the agreements between the Seller and such Affiliated Mutual Fund.

The Seller covenants and agrees that each Fund Proxy Statement shall comply in all material respects with applicable federal securities laws and shall not, at the date such Fund Proxy Statement (or any amendment or supplement thereto) is first mailed to holders of interests in the related Affiliated Mutual Fund or at the time of the related Fund Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light if the circumstances under which they were made, not misleading or necessary to correct any statement made in any previous communication to shareholders with respect to the solicitation of proxies for such Fund Meeting which shall have become false or misleading, except that the Seller makes no representation with respect to information supplied by the Purchaser for inclusion in any such Fund Proxy Statement. None of the information regarding the Purchaser supplied or to be supplied in writing by the Purchaser for inclusion in any Fund Proxy Statement shall, at the date such Fund Proxy Statement (or any amendment or supplement thereto) is first mailed to holders of interests in the related Affiliated Mutual Fund or at the time of the related Fund Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement made in any previous communication to holders of interests in the related Affiliated Mutual Fund with respect to the solicitation of proxies for the related Fund Meeting which shall have become false or misleading.

          (e) The Seller and the Purchaser agree that, in the event any consent, approval or authorization necessary to preserve for the Business, any Subsidiary or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller or any Subsidiary is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller will use all reasonable efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

     SECTION 5.05. Notice of Developments. Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of all events, circumstances, facts and occurrences within the Knowledge of the Seller arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Seller in this Agreement.

     SECTION 5.06. Consulting Services. From the date hereof until the Closing, the Purchaser shall provide to the Seller, at no cost or expense to the Seller, consulting services relating to investment strategy, marketing, asset/liability management, systems and operations and finance, as requested by the Seller and agreed upon by the Purchaser. Neither the Purchaser nor any of its Affiliates, officers, directors, stockholders, employees, agents or representatives shall be liable for any action taken or omitted to be taken in connection with its performance of such services, except that the Purchaser shall be liable for losses incurred by the Seller arising out of the gross negligence or willful misconduct of the Purchaser in the performance of such services.

     SECTION 5.07. No Solicitation or Negotiation. The Seller agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither the Seller nor any of its Affiliates, officers, directors, representatives or agents will, on behalf of the Seller,
(a) solicit, initiate, consider or intentionally encourage any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Seller or any Subsidiary or the assets of the Seller or any Subsidiary (other than investment assets to be sold in the ordinary course of the Business consistent with past practice), (ii) to enter into any business combination with the Seller or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Seller or any Subsidiary (any of the transactions referred to in subclause (i), (ii) or (iii) being referred to as a "Business Combination"), or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing; provided, however, that the Seller may participate in such discussions, conversations, negotiations and other communications, or furnish such information, in response to an unsolicited bona fide written indication of interest relating to any such transaction to the extent the board of directors of the Seller determines that such action is required by its fiduciary duties to the stockholders of the Seller under applicable law after consultation with outside counsel. In addition, following receipt of a proposal relating to a Business Combination subject to Rule 14e-2 under the Exchange Act, the Seller may take and disclose to its shareholders a position as contemplated by such rule. The Seller immediately shall cease and cause to be terminated all discussions, conversations, negotiations and other communications with any Persons existing on the date of this Agreement and conducted heretofore with respect to any of the foregoing. Unless the board of directors of the Seller determines that so doing would constitute a breach of its fiduciary duties to the shareholders of the Seller under applicable law after consultation with outside counsel, the Seller shall notify the Purchaser promptly if any such indication of interest, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such indication of interest, inquiry or contact and the terms and conditions of such indication of interest, inquiry or other contact. The Seller agrees not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party.

     SECTION 5.08. Break-Up Fee. (a) In the event that the Seller (i) enters into any agreement with a Person, other than the Purchaser, with whom the Seller or any Affiliate, officer, director, representative or agent of the Seller, on behalf of the Seller, has had any discussions, conversations, negotiations or other communications regarding any Business Combination prior to the termination of this Agreement (an "Interested Person") relating to any Business Combination with the Seller or any Subsidiary or (ii) terminates this Agreement pursuant to
Section 9.01(d), provided there has been no material breach by the Purchaser of the representations, warranties and covenants of the Purchaser under this Agreement, then the Seller shall promptly pay to the Purchaser in immediately available funds an amount equal to all reasonable out-of-pocket costs and expenses (including, without limitation, all reasonable fees and expenses of counsel) incurred by the Purchaser and its Affiliates or on their behalf in connection with the preparation, negotiation and enforcement of this Agreement and the transactions contemplated hereby ("Expenses") plus $1.0 million, not to exceed $2.5 million in the aggregate (together with Expenses, the "Break-Up Fee").

          (b) In the event that the Seller terminates this Agreement pursuant to Section 9.01(f), and at the time of the meeting of the Seller's shareholders referred to in Section 9.01(f) there exists a bona fide written proposal from a Person other than the Purchaser for a Business Combination with the Seller or any Subsidiary which has been disclosed to shareholders of the Seller (an "Acquisition Proposal"), then the Seller shall, upon such termination, promptly pay to the Purchaser in immediately available funds an amount equal to the Expenses (not to exceed $1.5 million), and, in the event a Business Combination is consummated between such Person and the Seller or any Subsidiary within twelve months following the termination of this Agreement, the Seller shall promptly pay to the Purchaser in immediately available funds a further $1.0 million.

          (c) In the event that the Seller terminates this Agreement pursuant to Section 9.01(f) at a time when no Acquisition Proposal exists but, within twelve months following the termination of this Agreement, the Seller consummates a Control Transaction with any Person other than the Purchaser, the Seller shall promptly pay to the Purchaser in immediately available funds an amount equal to the Expenses (not to exceed $1.0 million).

          (d) The payment of all or any portion of the Break-Up Fee shall be payable to the extent permitted by Law, shall not in any way infer a breach by the Seller of any of its representations, warranties or covenants contained in this Agreement, and shall not in any way limit any remedies of the Purchaser against the Seller under this Agreement for any breach by the Seller of any of its representations, warranties or covenants contained in this Agreement, and the Purchaser reserves its rights to pursue its remedies, at Law or in equity, against the Seller or any third party.

     SECTION 5.09. Use of Intellectual Property. (a) Except as set forth in
Section 5.09 of the Disclosure Schedule, from and after the Closing, the Seller shall not use any of the Owned Intellectual Property or the Licensed Intellectual Property of any Subsidiary or included in the Assets.

          (b) Immediately after the Closing, the Seller shall change its corporate name, and amend its Articles of Incorporation accordingly, to one not using any trademark, service mark, trade dress, logo, trade name or corporate name contained in the Owned Intellectual Property or the Licensed Intellectual Property of any Subsidiary or included in the Assets or any trademark, service mark, trade dress, logo, trade name or corporate name similar or related thereto.

     SECTION 5.10. Non-Competition. (a) The Seller agrees with the Purchaser that, for a period of five (5) years following the Closing, the Seller will not in any way, directly or indirectly, for the purpose of conducting or engaging in any business that supplies products or services of the kind supplied by the Business, any Subsidiary or the Seller, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers or distributors of the Business, any Subsidiary or the Seller with whom the Business, any Subsidiary or the Seller had any dealings prior to the Closing Date, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Purchaser, any Subsidiary or the Business, or interfere with or attempt to interfere with any officers, employees, representatives or agents of the Purchaser, any Subsidiary or the Business, or induce or attempt to induce any of them to leave the employ of the Purchaser or any Subsidiary or violate the terms of their contracts, or any employment arrangements, with the Purchaser or any Subsidiary.

          (b) The Seller acknowledges that the covenants of the Seller set forth in this Section 5.10 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this Section 5.10 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.10 are reasonable and proper.

     SECTION 5.11. Excluded Liabilities. The Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

     SECTION 5.12. Bulk Transfer Laws. The Purchaser hereby waives compliance by the Seller with the requirements of any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom).

     SECTION 5.13. Shareholder Approval. (a) The Seller shall:

               (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholders Meeting"), to be held as soon as practicable after the date hereof, for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby and upon a plan for the liquidation of the Seller following the consummation of the transactions contemplated hereby (the "Plan of Liquidation");

               (ii) prepare as soon as practicable after the date hereof a proxy statement relating to the Shareholders Meeting (together with all amendments and supplements thereto, the "Proxy Statement");

              (iii) unless the board of directors of the Seller determines that such action would constitute a breach of its fiduciary duties to the shareholders of the Seller under applicable law after consultation with outside counsel, include in the Proxy Statement the unanimous recommendation of the board of directors of the Seller that shareholders of the Seller vote in favor of the approval of this Agreement and the transactions contemplated hereby and in favor of the Plan of Liquidation and the transactions contemplated thereby; and

               (iv) use all reasonable efforts to (A) cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date following the date hereof and (B) unless the board of directors of the Seller determines that such action would constitute a breach of its fiduciary duties to the shareholders of the Seller under applicable law after consultation with outside counsel, obtain the approval by its shareholders of this Agreement and the transactions contemplated hereby and of the Plan of Liquidation and the transactions contemplated thereby.

          (b) The Seller covenants and agrees that the Proxy Statement shall comply in all material respects with applicable federal and state securities laws and shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Seller or at the time of the Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light if the circumstances under which they were made, not misleading or necessary to correct any statement made in any previous communication to shareholders with respect to the solicitation of proxies for the Shareholders Meeting which shall have become false or misleading, except that the Seller makes no representation with respect to information supplied by the Purchaser for inclusion in the Proxy Statement. None of the information regarding the Purchaser supplied or to be supplied in writing by the Purchaser for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Seller or at the time of the Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement made in any previous communication to shareholders with respect to the solicitation of proxies for the Shareholders Meeting which shall have become false or misleading.

     SECTION 5.14. Further Action. (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. Each of the parties hereto shall use all reasonable efforts to cause the Closing to occur prior to May 31, 1995.

          (b) The Seller covenants and agrees to use all reasonable efforts to minimize the termination, withdrawal or nonrenewal of in force insurance policies and annuity contracts issued by SBM Life, whether as a result of "twisting" or otherwise.

          (c) Notwithstanding anything to the contrary provided in Sections 5.13(a)(iii) and (iv)(B) or this Section 5.14(a), none of the Seller or its board of directors shall be required to take any of the actions contemplated therein if the board of directors of the Seller determines (after consultation with outside counsel), that such action would conflict with its fiduciary duties to the shareholders of the Seller under applicable law.

          (d) In the event the acquisition of control of SBM Life by the Purchaser is approved by the Minnesota Department and the California Department at a time when the holders of interests in each of the Affiliated Mutual Funds shall not have approved the assignment to the Purchaser of the agreements between the Seller and the Affiliated Mutual Funds, the Purchaser and the Seller shall attempt in good faith to negotiate a means by which the sale of the SBM Life Shares to the Purchaser could be consummated prior to the receipt of the remaining Affiliated Mutual Fund approvals but otherwise in accordance with the terms of this Agreement.

     SECTION 5.15. Cooperation. In order to assist the Seller in the fulfillment of its rights and obligations under this Agreement and the orderly winding up, liquidation and dissolution of the Seller after the Closing Date, and only to the extent necessary, the Purchaser covenants and agrees to take the following actions, at no expense to the Seller, until such time as the Seller has dissolved pursuant to the provisions of the Minnesota Business Corporation Act:

          (a) The Purchaser shall maintain and retain all books and records in its possession after the Closing Date concerning or relating to the Assets or the Business, wherever located, up to a maximum of five years. In addition, upon the dissolution of the Seller, the Purchaser shall maintain and retain all books and records delivered to it by the Seller pertaining to the business of the Seller, which records are required by law to be maintained for a specified period, for the period specified by law, to the extent the Seller shall have given the Purchaser notice thereof. Such books and records shall be made available to the Seller upon reasonable notice and the Purchaser shall not destroy any such books and records within five years after the Closing without first specifying to the Seller the nature and coverage of the records proposed to be destroyed and offering to turn them over to the Seller.

          (b) The Purchaser agrees that it will provide to the Seller such information within the possession of the Purchaser or any Subsidiary regarding the Business relating to the period prior to the Closing or relating to the Seller as the Seller may reasonably request, but only to the extent such activities do not unreasonably interfere with the business or operations of the Purchaser or any Subsidiary.

          (c) The Purchaser agrees that the officers and employees of the Seller and the Subsidiaries immediately prior to the Closing Date, so long as they remain officers or employees of the Subsidiaries or the Purchaser after the Closing Date, will be made available to the Seller at the Seller's reasonable request to assist the Seller in any and all actions necessary in connection with preparing any Returns and any other administrative filings and the winding up, liquidation and dissolution of the Seller, but only to the extent such activities do not unreasonably interfere with the business or operations of the Purchaser or any Subsidiary.

          (d) Permit officers, employees and representatives of the Seller to occupy the office space currently used by Charles A. Geer in the Seller's current offices located at 8400 Normandale Lake Boulevard, Minneapolis, Minnesota until the earlier of (i) December 31, 1995 and (ii) the date on which the lease for such office space is terminated and employees of the Purchaser or the Subsidiaries no longer occupy such offices.

     SECTION 5.16. Indemnification. (a) Following the Closing, the Purchaser shall either cause each of the Subsidiaries to continue to indemnify or directly indemnify the persons who are currently officers and directors of each of the Subsidiaries substantially in accordance with the articles of incorporation and bylaws of each of the Subsidiaries as they are currently in effect (or, at the option of the Purchaser, on terms more favorable than those currently in effect) for any action or inaction by such person prior to the Closing. Following the Closing, the Purchaser shall also cause the Subsidiaries to maintain the provisions of their articles of incorporation and bylaws which limit the liability of the persons who are currently officers and directors of each of the Subsidiaries for actions or inactions by such persons prior to the Closing as they are currently in effect (or, at the option of the Purchaser, on terms more favorable than those currently in effect).

          (b) The Purchaser, its successors and assigns shall be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them ("Losses") arising out of or resulting from the Purchaser's status as an owner of SBM Preferred Stock acquired pursuant to the Preferred Stock Purchase Agreements during the period from the Closing Date through the date of final liquidation of the Seller pursuant to the Plan of Liquidation. If the Seller acknowledges in writing its obligation to indemnify the Purchaser under this Section 5.16(b) for any Losses arising out of a claim by a third party (a "Third Party Claim"), then the Seller shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser within five days of the receipt of notice of such Third Party Claim from the Purchaser; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the good faith judgment of the Purchaser for the same counsel to represent both the Seller and the Purchaser, then the Purchaser shall be entitled to retain its own counsel, in each jurisdiction for which the Purchaser reasonably determines counsel is required, at the expense of the Seller. In the event the Seller exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser shall cooperate with the Seller in such defense and make available to the Seller, at the Seller's expense, all witnesses, pertinent records, materials and information in the Purchaser's possession or under the Purchaser's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Purchaser is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Purchaser in such defense and make available to the Purchaser, at the Seller's expense, all such witnesses, records, materials and information in the Seller's possession or under the Seller's control relating thereto as is reasonably required by the Purchaser. No such Third Party Claim may be settled by the Seller without the prior written consent of the Purchaser. To the extent that the Seller's undertakings set forth in this Section 5.16(b) may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses.

     SECTION 5.17. Plan of Liquidation. Pursuant to the Plan of Liquidation, on the Closing Date, the Seller shall pay to the Purchaser $19,000,000 in cash in immediately available funds in respect of the shares of SBM Preferred Stock then held by the Purchaser plus accrued and unpaid dividends thereon as provided in the Certificate of Designation for the SBM Preferred Stock. The Purchaser hereby waives any right of the Purchaser to exchange shares of SBM Common Stock acquired pursuant to the Preferred Stock Purchase Agreements for shares of Series B Voting Convertible Preferred Stock of the Seller.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.01. Offer of Employment. (a) As of the Closing Date, the Purchaser shall offer transitional or regular employment, at salary levels not less than those in effect as of February 1, 1995, to each of the then current employees in good standing of the Seller, other than Charles A. Geer. As used herein, "Transferred Employee" shall mean each such employee who accepts such offer.

          (b) Not later than December 31, 1995, the Purchaser shall either offer regular employment to each Transferred Employee who is a party to an employment agreement listed in Exhibit 2.02 (each, an "Executive") or inform such Executive that no such offer will be made. Without limiting the assumption of Liabilities under
               Section 2.02(a)(v), in the event the Purchaser does not make an offer of regular employment on or before such date or offers regular employment on or before such date at a location outside of the Minneapolis-St. Paul metropolitan area which is not accepted by the Executive, the Executive shall be entitled to the change of control severance benefits payable in accordance with such Executive's employment agreement.

     SECTION 6.02. Past-Service Credit. Effective as of the Closing Date, each Transferred Employee shall cease to participate in the Plans, and shall become eligible to participate in the employee benefit plans, programs and arrangements maintained by the Purchaser and its subsidiaries for their similarly-situated employees (the "Purchaser Plans"); provided, however, that the Purchaser may, at its option, maintain the health and life insurance Plans currently maintained by the Seller and provide for the participation in such Plans of Transferred Employees through December 31, 1995. The Purchaser and its subsidiaries shall grant the Transferred Employees credit for eligibility, vesting and benefit service purposes under the Purchaser Plans for all service credited to such Transferred Employees under the Plans and the Purchaser shall waive, with respect to the Transferred Employees, any pre-existing condition restrictions in any Purchaser Plans.


                                  ARTICLE VII

                                  TAX MATTERS

     SECTION 7.01. Returns. From the date of this Agreement through and after the Closing Date, the Seller shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Seller and the Business that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same for Returns relating to the Business with respect to any taxable period ending after the Closing Date). Returns of the Business not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner reasonably satisfactory to the Purchaser (except to the extent counsel for the Seller renders a legal opinion there is no reasonable basis in Law therefor or that a Return cannot be so prepared and filed without being subject to penalties).

     SECTION 7.02. Refunds. Any Tax refund (including any interest with respect thereto) relating to the Subsidiaries for any taxable period prior to the Closing Date shall be the property of the Purchaser, and if received by the Seller shall be payable promptly to the Purchaser.

     SECTION 7.03. Cooperation and Exchange of Information. Upon the terms set forth in Section 5.02, the Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Seller shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Seller (or a custodian satisfactory to the Purchaser) and the Purchaser shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Seller and the Business for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Returns. Any information obtained under this Section 7.03 shall be kept confidential in accordance with Section 5.03 except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

     SECTION 7.04. Conveyance Taxes. The Seller shall be liable for and shall hold the Purchaser harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, except for any New York stock transfer tax payable with respect to the sale of the Shares by the Seller to the Purchaser, which shall be paid by the Purchaser. The Seller, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Seller with an executed copy thereof.

     SECTION 7.05. Miscellaneous. (a) From and after the date of this Agreement, the Seller shall not without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent) make, or cause or permit to be made, any Tax election that would affect the Business.

          (b) All payments payable under any tax sharing agreement or arrangement between the Seller and any Subsidiary for any taxable period ending on or prior to the Closing Date shall be calculated on a basis consistent with that used to date and be payable in full on the Closing Date (or a reasonable estimate thereof), notwithstanding any later time for payment set forth in any such agreement. The Seller shall indemnify the Purchaser for any payments due from the Seller to any Subsidiary under any such tax sharing agreement or arrangement in excess of the estimate thereof paid on the Closing Date pursuant to the previous sentence, and the Purchaser shall indemnify the Seller for any payments due from the Subsidiaries to the Seller under any such tax sharing agreement or arrangement as a result of an overpayment by the Seller on the Closing Date pursuant to the previous sentence. Except as otherwise provided above, any tax sharing agreement or arrangement between the Seller and any Subsidiary shall be terminated immediately prior to the Closing.


                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

     SECTION 8.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and, other than such representations and warranties as are made as of another date, shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

          (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is reasonably likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(c) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

          (d) Resolutions. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby;

          (e) Incumbency Certificate. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements to which the Purchaser is a party and the other documents to be delivered hereunder and thereunder;

          (f) Legal Opinions. The Seller shall have received from Shearman & Sterling, counsel to the Purchaser, a legal opinion, addressed to the Seller and dated the Closing Date, substantially in the form of Exhibit 8.01(f);

          (g) Shareholder Approval. The requisite shareholders of the Seller shall have approved this Agreement and the transactions contemplated hereby and the Plan of Liquidation and the transactions contemplated thereby;

          (h) Regulatory Approvals. All authorizations, consents, orders and approvals of all Governmental Authorities listed in Section 3.05 of the Disclosure Schedule and in the writing referred to in
               Section 4.03 and the approvals of the Minnesota Department and the California Department shall have been received;

          (i) Ancillary Agreements. The Purchaser shall have executed and delivered to the Seller the Assumption Agreement and shall have delivered to the Seller true and correct copies of the Preferred Stock Purchase Agreements.

          (j) Releases. To the extent not prohibited by the Minnesota Department and the California Department, each Subsidiary shall have executed and delivered to the Seller, on behalf of the Seller and those persons who were officers and directors of the Seller and each Subsidiary prior to the Closing, a release in the form of Exhibit 8.01(j).

     SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and, other than such representations and warranties as are made as of another date, shall be true and correct as of the Closing with the same force and effect as if made as of the Closing Date (provided any inaccuracy therein has or could reasonably be expected to have a Material Adverse Effect), the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

          (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is reasonably likely to render it impossible or unlawful to consummate such transactions or which could reasonably be expected to result in a Material Adverse Change; provided, however, that the provisions of this Section 8.02(c) shall not apply if the Purchaser has solicited or encouraged any such Action;

          (d) Resolutions. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller and the shareholders of the Seller evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby;

          (e) Incumbency Certificate. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements to which the Seller is a party and the other documents to be delivered hereunder and thereunder;

          (f) Legal Opinions. The Purchaser shall have received from (i) Stewart D. Gregg, Esq., General Counsel of the Seller, a legal opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 8.02(f)(i) and (ii) Faegre & Benson, counsel to the Seller, a legal opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 8.02(f)(ii);

          (g) Shareholder Approval. The requisite shareholders of the Seller shall have approved this Agreement and the transactions contemplated hereby and the Plan of Liquidation and the transactions contemplated thereby;

          (h) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates set forth in Exhibit 8.02(h), except to the extent that the failure to obtain any such consent or estoppel certificate of third parties, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect;

          (i) Ancillary Agreements. The Seller shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which the Seller is a party;

          (j) No Material Adverse Change. No Material Adverse Change shall have occurred;

          (k) Certificate of Non-Foreign Status. The Purchaser shall have received a certificate from the Seller (which complies with Section 1445 of the Code) of non-foreign status executed in accordance with the provisions of the Foreign Investment in Real Property Tax Act;

          (l) No Regulatory Restrictions. None of the Subsidiaries shall be subject to any material restriction (whether on its business, operations, ability to pay dividends or incur indebtedness, or otherwise) imposed by any Governmental Authority since the date of this Agreement, except restrictions generally applicable to companies engaged in businesses substantially similar to the Business (including, without limitation, Actuarial Guideline GGG of the NAIC) and restrictions resulting solely from any action or inaction or the Purchaser or from the fact that the Purchaser is participating in the transactions contemplated by this Agreement, and the Purchaser shall not be subject to any material restriction or requirement (whether on its business, operations, ability to pay dividends or incur indebtedness, or otherwise) imposed by any Governmental Authority as a result of the transactions contemplated by this Agreement, except those which are generally applicable to acquirors and those which are not materially more stringent with regard to capital infusions by the Purchaser into SBM Life and SBM Certificate Company than contemplated by Section 5.04(a);

          (m) Reinsurance Agreements. The Modified Coinsurance Agreement between Heritage Reinsurance, Ltd. shall have been terminated, and the Reinsurance Agreement between SBM Life and NRG American Life Reassurance Corporation and the related trust agreement shall have been amended, on terms reasonably satisfactory to the Purchaser and approved by the Minnesota Department, in a manner so as to comply with Minnesota Statutes Section 60A.803, as if such law were in full effect on the Closing Date;

          (n) Executive Employment Agreements. SBM Life shall have been released as a party from and from all Liabilities under the Employment Agreement among the Seller, SBM Life and Charles A. Geer and all Liabilities for bonus payments under the Employment Agreements with each of Edward L. Zeman, Stewart D. Gregg, Dale
               C. Bauman, Richard M. Carlblom and Keith O. Martens (except to the extent such Liabilities are included in the Excess Liabilities);

          (o) Winslow Employment Agreement. The Employment Agreement between the Seller and Ford H. Winslow shall have been terminated (unless the Liabilities of the Seller thereunder are included in the Excess Liabilities);

          (p) Tax Sharing Agreement. The Tax Sharing Agreement among the Seller and the Subsidiaries shall have been terminated;

          (q) Cease and Desist Order. The Cease and Desist Order issued by the Minnesota Department on November 16, 1994 in respect of SBM Life shall have been rescinded in all respects, effective as of or prior to the Closing;

          (r) Financial Plan. The Minnesota Department shall have approved the termination of, and the board of directors of SBM Life shall have adopted resolutions terminating, the financial plan adopted by the board of directors of SBM Life on August 12, 1994;

          (s) Articles of Incorporation. The Minnesota Department shall have approved an amendment to the Restated and Amended Articles of Incorporation of SBM Life providing for the exculpation from liability and indemnification of directors and officers of SBM Life to the fullest extent permitted by Minnesota Law;

          (t) Audited Financial Statements. The Purchaser shall have received a true and complete copy of the audited financial statements of the Seller and each of the Subsidiaries as of and for the fiscal year ended December 31, 1994, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants;

          (u) Release. The Seller shall have executed and delivered to each Subsidiary a release in the form of Exhibit 8.02(w);

          (v) Examination Report. The Purchaser shall have received a copy (or draft thereof) of the Examination Report to be issued by the Minnesota Department with respect to the examination of SBM Life currently being conducted, which Examination Report shall not require, except as disclosed in Section 8.02(x) of the Disclosure Schedule, any retrospective or prospective effects on the statutory financial statements of SBM Life which results in a Material Adverse Change;

          (w) Preferred Stock Purchase Agreements. The conditions to the consummation of the transactions contemplated by the Preferred Stock Purchase Agreements shall have been satisfied; and

          (x) SBM Financial Book Value. The SBM Financial Book Value as of the Closing Date shall be not less than $650,000.


                                   ARTICLE IX

                             TERMINATION AND WAIVER

     SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be reasonably expected to result in a Material Adverse Change and which cannot reasonably be expected to be cured; or (ii) except for (A) actions in connection with the contemplated dissolution of the Seller under the Minnesota Business Corporation Act or (b) actions instituted by or against the Seller, with the cooperation of the Seller and with the purpose and intent of conveying the Assets to the Purchaser as contemplated by this Agreement, the Seller or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

          (b) by either the Seller or the Purchaser if the Closing shall not have occurred by July 31, 1995; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

          (c) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) by the Seller in order to enter into an agreement with a Person other than the Purchaser relating to a Business Combination with the Seller or any Subsidiary in response to an unsolicited bona fide written indication of interest and only to the extent the board of directors of the Seller determines that such action is required by its fiduciary duties to the stockholders of the Seller under applicable law after consultation with outside counsel; provided, however, that the Seller shall simultaneously pay to the Purchaser in immediately available funds the Break-Up Fee pursuant to Section 5.08(a); or

          (e)  by the mutual written consent of the Seller and the Purchaser; or

          (f) by the Purchaser or the Seller in the event the shareholders of the Seller shall have failed to approve this Agreement at a meeting duly convened therefor; provided, however, that the right to terminate this Agreement under this Section 9.01(f) shall not be available to the Seller in the event the Seller shall have failed to comply with its obligations under Section 5.13; and provided, further, that, if applicable, the Seller shall pay to the Purchaser when due the amount or amounts specified in Section 5.08(b) or 5.08(c), as applicable.

     SECTION 9.02. Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03, 5.08 and 10.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 9.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

          (a)  if to the Seller:

               SBM Company
               8400 Normandale Lake Boulevard
               Suite 1150
               Minneapolis, Minnesota 55437
               Telecopy:  (612) 835-0735
               Attention:  Charles A. Geer

               with a copy to:

               Faegre & Benson
               2200 Norwest Center
               90 South Seventh Street
               Minneapolis, Minnesota 55402
               Telecopy:  (612) 336-3026
               Attention:  David B. Miller, Esq.

          (b)  if to the Purchaser:

               ARM Financial Group, Inc.
               239 S. Fifth Street, 12th Floor
               Louisville, Kentucky 40202
               Telecopy:  (502) 582-7903
               Attention:  Co-Chief Executive Officers

               with copies to:

               Morgan Stanley & Co. Incorporated
               1221 Avenue of the Americas, 33rd Floor
               New York, New York 10020
               Telecopy:  (212) 703-7951
               Attention:  Frank V. Sica

               and

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York 10022
               Telecopy:  (212) 848-7179
               Attention:  W. Jeffrey Lawrence, Esq.


     SECTION 10.03. Public Announcements. The parties shall cooperate as to the timing and contents of any press release or public announcement in respect of this Agreement or the transactions contemplated hereby .

     SECTION 10.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 10.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, undertakings, representations and warranties, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

     SECTION 10.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller; provided, further, that no such assignment shall relieve the Purchaser of its obligations hereunder.

     SECTION 10.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and, except as set forth in Section 5.16, nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

     SECTION 10.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 9.03.

     SECTION 10.10. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state, as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies.

     SECTION 10.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity, without the necessity of demonstrating the inadequacy of money damages.

     SECTION 10.13. Survival. The covenants and agreements of the Company and the Purchaser relating to the period following the Closing shall survive the Closing. All representations and warranties and all other covenants and agreements in this Agreement shall not survive the Closing.


     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  SBM COMPANY

                                  By
                                  Name:  Charles A. Geer
                                  Title:  President and Chief Executive Officer


                                  ARM FINANCIAL GROUP, INC.

                                  By
                                  Name:  John Franco
                                  Title:  Co-Chief Executive Officer

                                  By
                                  Name:  Martin H. Ruby
                                  Title:  Co-Chief Executive Officer



                                EXHIBIT 1.01(a)

                          FORM OF ASSUMPTION AGREEMENT


     ASSUMPTION AGREEMENT, dated as of _______, 1995, between ARM FINANCIAL GROUP, INC., a Delaware corporation ("Assignee"), and SBM COMPANY, a Minnesota corporation ("Assignor").

     WHEREAS, Assignor and Assignee are parties to an Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995 (the "Purchase Agreement"), pursuant to which Assignor has agreed to sell to Assignee all right, title and interest in and to certain properties and assets of Assignor, and in connection therewith Assignee has agreed to assume certain liabilities of Assignor;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Purchase Agreement, Assignee and Assignor hereby agree as follows:

     1. Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

     2. Assumption and Exclusion of Liabilities. (a) Assignee hereby assumes and agrees to pay, perform and discharge when due all of the following Liabilities of Assignor (the "Assumed Liabilities"):

                (i) all Liabilities of Assignor arising from or relating to the operation of the Business following the Closing;

               (ii) all Liabilities of Assignor arising after the Closing out of or resulting from ownership of the Assets by Assignee following the Closing, including, without limitation, all Liabilities under all contracts, licenses, sublicenses, agreements, leases, commitments, sales and purchase orders, commitments, bids and offers included in the Assets;

              (iii) all Liabilities of Assignor to Transferred Employees
                    arising after the Closing;

               (iv) all Liabilities of Assignor to Transferred Employees arising prior to the Closing to the extent reflected and reserved against in the books and records of the Subsidiaries as of the date hereof (other than the Liabilities referred to in Paragraph 2(b)(ii) below);

                (v) all Liabilities of Assignor described on Exhibit 1.01(c) to the Purchase Agreement or under the executive employment agreements of Assignor set forth in Exhibit 2.02 to the Purchase Agreement;

               (vi) all Liabilities of Assignor relating to the open items set forth in Section 2.07(b) of the Disclosure Schedule; and

              (vii) all Excess Liabilities of Assignor not otherwise included in clauses (i) through (vi).

          (b) Assignor hereby retains, and agrees to pay, perform and discharge when due, and Assignee shall not assume or have any responsibility for, all Liabilities of Assignor other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

               (i) all Taxes (other than Assumed Liabilities) (A) now or hereafter owed by Assignor or any Affiliate of Assignor (other than any Subsidiary), or (B) attributable to the Assets or the Business (other than any Subsidiary), relating to any period, or any portion of any period, ending on or prior to the date hereof; and

               (ii) all Liabilities (other than Assumed Liabilities arising under the employment agreements listed in Exhibit 2.02 to the Purchase Agreement or Assumed Liabilities described on
                    Exhibit 1.01(c) to the Purchase Agreement) arising under the Plans (including, without limitation, Liabilities thereunder relating to Transferred Employees) and all other Liabilities to current and former employees of Assignor other than the Transferred Employees, whether arising before or after the Closing.

     3. Purchase Agreement. This Assumption Agreement is intended to implement the provisions of the Purchase Agreement and shall not be construed to enhance, extend or limit the rights or obligations of Assignor or Assignee thereunder.

     4. Assignment. This Assumption Agreement may not be assigned by operation of Law or otherwise without the express written consent of Assignor and Assignee (which consent may be granted or withheld in the sole discretion of Assignor and Assignee); provided, however, that Assignee may assign this Assumption Agreement to an Affiliate of Assignee without the consent of Assignor; provided, further, that no such assignment shall relieve Assignee of its obligations hereunder.

     5. No Rights in Third Parties. Nothing expressed or implied in this Assumption Agreement is intended to confer upon any person, other than Assignor and Assignee and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Assumption Agreement.

     6. Counterparts. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     7. Governing Law. This Assumption Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state, as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies.


     IN WITNESS WHEREOF, Assignee and Assignor have caused this Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                  ARM FINANCIAL GROUP, INC.

                                  By
                                  Name:
                                  Title:

                                  By
                                  Name:
                                  Title:


                                  SBM COMPANY

                                  By
                                  Name:
                                  Title:


                                EXHIBIT 1.01(b)

                      FORM OF BILL OF SALE AND ASSIGNMENT


     BILL OF SALE AND ASSIGNMENT, dated as of _______, 1995, from SBM COMPANY, a Minnesota corporation ("Assignor"), to ARM FINANCIAL GROUP, INC., a Delaware corporation ("Assignee").

     WHEREAS, Assignor and Assignee are parties to an Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995 (the "Purchase Agreement"), pursuant to which Assignor has agreed to sell to Assignee all right, title and interest in and to certain properties and assets of Assignor, and in connection therewith Assignee has agreed to assume certain liabilities of Assignor;

     NOW, THEREFORE, in consideration of the Purchase Price (as defined in the Purchase Agreement) and the assumption of such liabilities, Assignor agrees as follows:

     1. Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

     2. Sale and Assignment of Assets. Assignor does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto Assignee, its successors and assigns, forever all of Assignor's right, title and interest in and to the following assets and properties (the "Assets"):

          (a)  all rights of Assignor in respect of the Leased Real Property;

          (b) all furniture, fixtures, equipment, machinery and other tangible personal property owned by Assignor at the date hereof and held for use in the conduct of the Business and not otherwise included in clause (a) above;

          (c) all books of account, general, financial, tax and personnel records, invoices, distributor and supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by Assignor and used in, or relating to, the Business at the date hereof, other than organization documents, minute and stock record books and the corporate seal of Assignor;

          (d) all Assignor's right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

          (e) other than as set forth in Exhibit A hereto, insofar as they relate to the Assets or the Business, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and inuring to the benefit of Assignor;

          (f) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by Assignor at the date hereof;

          (g) other than as set forth in Exhibit A hereto, insofar as they relate to the Assets or the Business and to the extent such rights are transferable, all rights of Assignor under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers, including, without limitation, the Management Agreement between Assignor and SBM Life, the Management Agreement between Assignor and SBM Certificate Company and the Investment Advisory and Management Agreements, Transfer Agency Agreements, Administration Agreements, Agency Agreements and Accounting Services Agreements between Assignor and the Affiliated Mutual Funds;

          (h) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by Assignor in connection with, or required for, the Business, to the extent transferable; and

          (i) Assignor's custodial account at Old Kent Bank in Chicago, Illinois, account number 300014, relating to Assignor's obligations in respect of face amount certificates issued by Assignor and assumed by SBM Certificate Company.

     3. Representations and Warranties. The sale, assignment, transfer and conveyance hereunder is made without any representations or warranties except as specified in the Purchase Agreement.

     4. Power of Attorney. Assignor, to the extent it may lawfully do so, hereby constitutes and appoints Assignee, its successors and assigns, the true and lawful attorney of Assignor, with full power of substitution, in the name of Assignee or in the name and stead of Assignor, but on behalf of and for the benefit of Assignee, its successors and assigns (and at the expense of Assignor):

          (a) to collect, demand and receive any and all of the Assets and to give receipts and releases for and in respect of the same;

          (b) to institute and prosecute in Assignee's name, or otherwise, at the expense of and for the benefit of Assignor any and all actions, suits or proceedings, at law, in equity or otherwise which Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Assignee shall deem advisable for the collection or reduction to possession of any Assets;

          (c) to take any and all other reasonable action designed to vest more fully in Assignee the Assets and in order to provide for Assignee the benefit, use, enjoyment and possession of such Assets; and

          (d) to do all reasonable acts and things in relation to the Assets and the Business.

Assignor acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. Assignee shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. Assignor shall from time to time pay to Assignee, when received, any amounts which shall be received directly or indirectly by Assignor (including amounts received as interest) in respect of any of the Assets.

     5. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by Assignee of any Liabilities of Assignor. Assignee does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any Liabilities of Assignor of any nature, kind or description whatsoever. The terms and provisions of the assumption of Liabilities by Assignee are set forth in the Assumption Agreement dated as of the date hereof between Assignee and Assignor.

     6. No Rights in Third Parties. Nothing expressed or implied in this Bill of Sale and Assignment is intended to confer upon any person, other than Assignor and Assignee and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale and Assignment.

     7. Successors and Assigns. This Bill of Sale and Assignment shall be binding on and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

     8. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state, as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies.

     IN WITNESS WHEREOF, Assignor has caused this Bill of Sale and Assignment to be executed as of the date first written above by its officer thereunto duly authorized.

                                  SBM COMPANY

                                  By
                                  Name:
                                  Title:


[Corporate Seal]

Attest:


By____________________________
   Name:
   Title:


STATE OF                        )
                                )    ss.:
COUNTY OF              )

     On the ____ day of ________, 1995, before me personally came
_______________, to me known, who, being by me duly sworn, did depose and say that he is ___________ of SBM Company, a Minnesota corporation and the corporation described in and on whose behalf he executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  ___________________________
                                         Notary Public

[Notarial Seal]

My commission expires:

__________________



Exhibit A

to Bill of Sale

and Assignment

                            CERTAIN EXCLUDED ASSETS

                                   EXHIBIT A

     List of Seller's claims not transferred to Purchaser.

1. Judgment in the amount of $103,000 granted to Seller against Southwest Leasing. This claim was transferred to Seller by State Bank & Trust (the "Bank") in connection with the sale of the Bank by Seller to Taylor Bancshares, Inc.

2. Any claims of Seller or an officer, director or employee of Seller under any bond or insurance policy.

3. Payments in the amount of $80,000 on non-compete agreement between Seller and the Bank. This Agreement was entered into in connection with the sale of the Bank by Seller to Taylor Bancshares, Inc.

4. Payment on certain loans, defined in the Bank sales agreement, in connection with the sale of the Bank by Seller to Taylor Banchshares, Inc.

     List of Seller's contract rights and licenses not transferred to Purchaser.

1. All insurance and bonding coverages applicable to the Seller and its affiliates.

2.   SBM Life Management Agreement will be terminated at Closing.

3. Seller makes no representations regarding the status of SBM Financial Services, Inc. as an NASD member on and after Closing.

4. Seller's and Subsidiaries' Investment Company Act Rule 17g-1(f) Agreement will be terminated at Closing.

5.   Seller's rights in the Roman Schmid split dollar policy.

6. A number of new agreements must be entered into prior to transfer of Seller's rights to Purchaser as follows:

     Mutual Fund Advisory Agreements
     Mutual Fund Distribution Agreements
     Mutual Fund Transfer Agent and Dividend Distribution Agreements Mutual Fund Accounting Services Agreements
     Mutual Fund 12b-1 Plans
     SBM Certificate Company Management Agreement
     SBM Certificate Company Distribution Agreement



                                EXHIBIT 1.01(c)


                                PREPAID EXPENSES

               (Final amounts determined as of the Closing Date)


                                                  Balance at December 31. 1994

         Rent and deposits                                   $ 30,498
         EDP Expenses                                        $ 55,519
         Telephone                                           $  4,065
         Bloomberg system                                    $  2,163
         Parex System                                        $ 25,000
         NASD Annual Fee for 1995                            $ 14,040
         Advances to Representatives                         $103,635


                                EXHIBIT 1.01(c)

                           LIABILITIES TO BE ASSUMED


1. Liabilities under Roman Schmid's amended and restated employment agreement dated April 8, 1994, deferred compensation agreement and split dollar life insurance contract.

2.     Liabilities under Ford Winslow's employment agreement dated January 23,
       1975.

3.     Liabilities under Charles Geer's employment agreement dated November 22,
       1994.

4. Liabilities relating to bonus payments under the employment agreements listed in Exhibit 2.02 for Edward Zeman, Stewart Gregg, Rich Carlblom, Keith Martens and Dale Bauman.

5.     Conning & Company fees.



                                  EXHIBIT 2.01

                            CERTAIN EXCLUDED ASSETS

2.01(f)   List of Seller's Claims not transferred to Purchaser

     1. Judgment in the amount of $103,000 granted to Seller against Southwest Leasing. This claim was transferred to Seller by State Bank & Trust (the "Bank") in connection with the sale of the Bank by Seller to Taylor Bancshares, Inc.

     2. Any claims of Seller or an officer, director or employee of Seller under any bond or insurance policy.

     3. Payments in the amount of $80,000 on non-compete agreement between Seller and the Bank. This Agreement was entered into in connection with the sale of the Bank by Seller to Taylor Bancshares, Inc.

     4. Payment on certain loans, defined in the Bank sales agreement, in connection with the sale of the Bank by Seller to Taylor Bancshares, Inc.

20.1(h) List of Seller's Contract rights and licenses not transferred to Purchaser.

     1. All insurance and bonding coverages applicable to the Seller and its affiliates.

     2.   SBM Life Management Agreement will be terminated at Closing.

     3. Seller makes no representations regarding the status of SBM Financial Services, Inc. as an NASD memeber on and after Closing.

     4. Seller's and Subsidiaries' Investment Company Act Rule 17g-1(f) Agreement will be terminated at Closing.

     5.   Seller's rights in the Roman Schmid split dollar policy.

     6. A number of new agreements must be entered into prior to transfer of Seller's rights to Purchaser as follows:

          Mutual Fund Advisory Agreements
          Mutual Fund Distribution Agreements
          Mutual Fund Transfer Agent and Dividend Distribution Agreements Mutual Fund Accounting Services Agreements
          Mutual Fund 12b-1 Plans
          SBM Certificate Company Management Agreement
          SBM Certificate Company Distribution Agreement


                                  EXHIBIT 2.02

                             EMPLOYMENT AGREEMENTS


1. Employment Agreement, dated November 22, 1994, among the Seller, SBM Life and Edward L. Zeman, as amended

2. Employment Agreement, dated November 22, 1994, among the Seller, SBM Life and Stewart D. Gregg, as amended

3. Employment Agreement, dated November 30, 1994, among the Seller, SBM Life and Richard M. Carlblom

4. Employment Agreement, dated November 30, 1994, among the Seller, SBM Life and Dale C. Bauman

5. Employment Agreement, dated November 30, 1994, among the Seller, SBM Life and Keith O. Martens


                                EXHIBIT 2.03(b)

                          ALLOCATION OF PURCHASE PRICE

                                                Allocated Purchase Price

         SBM Life Shares                               $36,250,000
         SBM Financial Shares                              650,000
         Affiliated Mutual Funds                         1,200,000
         Fixed Assets                                      500,000

               Total                                   $38,600,000


                                  EXHIBIT 2.09

                            FORM OF ESCROW AGREEMENT


     ESCROW AGREEMENT, dated as of _______, 1995 (this "Agreement"), among SBM COMPANY, a Minnesota corporation (the "Seller"), ARM FINANCIAL GROUP, INC., a Delaware corporation (the "Purchaser"), and Chemical Bank, a New York banking corporation, as escrow agent (the "Escrow Agent").

     WHEREAS, the Seller and the Purchaser are parties to a Stock and Asset Purchase Agreement, dated as of February 16, 1995 (the "Purchase Agreement"), pursuant to which the Seller has agreed to sell to the Purchaser all right, title and interest in and to certain properties and assets of the Seller, and in connection therewith the Purchaser has agreed to assume certain liabilities of the Seller;

     WHEREAS, it is contemplated under Section 2.09 of the Purchase Agreement that at the Closing (as defined in the Purchase Agreement), the Purchaser will deposit the Escrow Amount (as defined below) in an account to be managed and paid out by the Escrow Agent in accordance with the terms of this Agreement; and

     WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as escrow agent hereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Purchase Agreement, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.


                                   ARTICLE II

                             APPOINTMENT AND DUTIES
                                OF ESCROW AGENT

     SECTION 2.01. Appointment and Agreement of Escrow Agent. The Purchaser and the Seller hereby appoint the Escrow Agent to serve as their escrow agent, and the Escrow Agent hereby agrees to act as escrow agent for such parties, upon the terms and conditions of this Agreement.

     SECTION 2.02. Establishment of the Escrow Fund. (a) Pursuant to Sections 2.06(b) and 2.09 of the Purchase Agreement, the Purchaser shall deliver to the Escrow Agent on the date hereof the amount of $__________ (the "Escrow Amount"), by wire transfer in immediately available funds. The Escrow Agent shall acknowledge receipt of and shall hold the Escrow Amount and all interest and investment earnings thereon (the "Escrow Fund") in escrow, in Account No. ______ at ______, ABA No. ______, pursuant to this Agreement.

          (b) Each of the Purchaser and the Seller confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

     SECTION 2.03. Exercise of Duties. (a) The Escrow Agent shall not be under any duty to treat the Escrow Fund with any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed hereunder. Uninvested funds held hereunder shall not earn or accrue interest.

          (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement between the other parties hereto except this Agreement.

          (c) The Escrow Agent shall not be liable, except for its own gross negligence, bad faith or willful misconduct and, except with respect to claims based upon such gross negligence, bad faith or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements arising out of or in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof. The provisions of this Section 2.03(c) shall survive the termination of this Agreement and resignation of the Escrow Agent hereunder.

          (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted to be taken in accordance with such advice.

          (f) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

          (g) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (h) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Fund until receipt of a designation of a successor Escrow Agent or a joint written disposition by the other parties hereto or a final order of a court of competent jurisdiction.

          (i) During such time as the Escrow Agent is acting as escrow agent hereunder, in the event of any disagreement among the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until it shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said order is final and non-appealable. The Escrow Agent shall act on such order and legal opinions without further question.

          (j) As compensation for its services to be rendered under this Agreement, the Escrow Agent shall receive fees in the amounts specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees and expenses of outside counsel, if any, incurred or made by it in connection with the carrying out of its duties under this Agreement. All such fees and expenses shall be the joint and several responsibility of the Purchaser and the Seller, and shall be payable from the Escrow Fund to the extent the Escrow Fund is sufficient to pay such fees and expenses. As between the Purchaser and the Seller, the fees and expenses of the Escrow Agent shall be borne one-half by the Purchaser and one-half by the Seller.

     SECTION 2.04. Termination of Duties. This Agreement will terminate upon the delivery by the Escrow Agent of the entire amount of the Escrow Fund under any provision or provisions of this Agreement.


                                  ARTICLE III

                          MAINTENANCE AND DISPOSITION
                                 OF ESCROW FUND

     SECTION 3.01. Payments from the Escrow Fund. (a) In the event the Purchase Price is adjusted downward pursuant to Section 2.08(c)(i) of the Purchase Agreement, the Purchaser and the Seller shall deliver written notice to the Escrow Agent specifying the amount of such downward adjustment of the Purchase Price and the amount of interest thereon, from the Closing Date through the date of payment at the rate of interest per annum publicly announced by Chemical Bank or any successor thereto in New York, New York from time to time as its prime rate from the Closing Date to the date of such payment plus 1/8%, and the Escrow Agent shall, within three Business Days of its receipt of such notice, liquidate all investments in the Escrow Fund and, after payment of the fees and expenses of the Escrow Agent payable pursuant to Section 2.03(j), pay such amounts (net of the Purchaser's share of the fees and expenses of the Escrow Agent) to the Purchaser out of the Escrow Fund by wire transfer in immediately available funds. In the event that the amount of funds in the Escrow Fund following such liquidation exceeds the amount of the downward adjustment of the Purchase Price and interest thereon provided for in the preceding sentence and the fees and expenses of the Escrow Agent payable pursuant to Section 2.03(j), then the Escrow Agent shall, after paying the amount of such excess to the Purchaser (together with interest thereon) and the payment of the Seller's share of the Escrow Agent's fees and expenses as provided in such sentence, pay the remaining amount of funds in the Escrow Fund to the Seller.

          (b)  In the event the Purchase Price is adjusted upward pursuant to
               Section 2.08(c)(ii) of the Purchase Agreement, the Purchaser and the Seller shall deliver written notice to the Escrow Agent to such effect, and the Escrow Agent shall, within three Business Days of its receipt of such notice, liquidate all investments in the Escrow Fund and, after payment of the fees and expenses of the Escrow Agent payable pursuant to Section 2.03(j), pay all funds then remaining in the Escrow Fund to the Seller.

     SECTION 3.02. Liquidation of Escrow Fund. Whenever the Escrow Agent shall be required to make any payment from the Escrow Fund, the Escrow Agent shall pay such amount by liquidating the investments in the Escrow Fund to the extent necessary to pay such amount in full in cash.

     SECTION 3.03. Investment of Escrow Fund. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, unless joint written notice to the contrary is received from the Seller and the Purchaser, in the following investments:

          (a) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 180 days from the date of acquisition thereof;

          (b) direct obligations of any State of the United States maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's");

          (c) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least "A-1" (or the then equivalent rating) from S&P or a credit rating of at least "Prime-1" (or the then equivalent rating) from Moody's;

          (d) investments in certificates of deposit, bankers' acceptances and time deposits (including Eurodollar time deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has Tier 1 Capital (as defined in the regulations of the United States Department of the Treasury's Office of the Comptroller of the Currency or the Board of Governors of the United States Federal Reserve System, as applicable) of not less than $250 million; or

          (e)  investments pursuant to repurchase agreements with the Escrow
               Agent.


                                   ARTICLE IV

                               GENERAL PROVISIONS

     SECTION 4.01. Further Action. Each of the Seller and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     SECTION 4.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

          (a)  if to the Seller:

               SBM Company
               8400 Normandale Lake Boulevard
               Suite 1150
               Minneapolis, Minnesota 55437
               Telecopy:  (612) 835-0735
               Attention: Charles A. Geer

               with a copy to:

               Faegre & Benson
               2200 Norwest Center
               90 South Seventh Street
               Minneapolis, Minnesota 55402
               Telecopy:  (612) 336-3026
               Attention: David B. Miller, Esq.


          (b)  if to the Purchaser:

               ARM Financial Group, Inc.
               39 S. Fifth Street, 12th Floor
               Louisville, Kentucky 40202
               Telecopy: (502) 582-7903
               Attention: Co-Chief Executive Officers

               with copies to:

               Morgan Stanley & Co. Incorporated
               1221 Avenue of the Americas
               New York, New York 10020
               Telecopy: (212) 703-6422
               Attention: Frank V. Sica

               and

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York 10022
               Telecopy:  (212) 848-7179
               Attention: W. Jeffrey Lawrence, Esq.

          (c)  if to the Escrow Agent:

               Chemical Bank
               ________________
               New York, New York  _____
               Telecopy: ___________
               Attention: ___________


     SECTION 4.03. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of another party,
(b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (c) waive compliance with any of the agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION 4.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 4.06. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between or among the Seller, the Purchaser and the Escrow Agent with respect to the subject matter hereof.

     SECTION 4.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller and the Escrow Agent; provided, further, that no such assignment shall relieve the Purchaser of its obligations hereunder.

     SECTION 4.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 4.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser and the Escrow Agent or (b) by a waiver in accordance with Section 4.03.

     SECTION 4.10. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state, as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

     SECTION 4.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                  ARM FINANCIAL GROUP, INC.

                                  By
                                  Name:
                                  Title:

                                  By
                                  Name:
                                  Title:


                                  SBM COMPANY

                                  By
                                  Name:
                                  Title:


                                  CHEMICAL BANK

                                  By
                                  Name:
                                  Title:



                                                             Schedule A
                                                             to Escrow Agreement



                                EXHIBIT 8.01(f)

                   FORM OF OPINION OF THE PURCHASER'S COUNSEL

                               ___________, 1995


SBM Company
8400 Normandale Lake Boulevard
Suite 1150
Minneapolis, Minnesota 55437


Ladies and Gentlemen:

     We are acting as special counsel to ARM Financial Group, Inc., a Delaware corporation (the "Purchaser"), in connection with the acquisition by the Purchaser of certain assets and the assumption of certain liabilities of SBM Company, a Minnesota corporation (the "Seller"), pursuant to an Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995 (the "Purchase Agreement"), between the Seller and the Purchaser. This opinion is being delivered pursuant to Section 8.01(f) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

     In connection with the foregoing, we have participated in the preparation of and have examined executed copies of (i) the Purchase Agreement and (ii) the Assumption Agreement, dated as of the date hereof, between the Seller and the Purchaser (the "Transaction Agreements"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Purchaser, certificates of public officials and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, examined and relied upon certificates of public officials and representations of the Purchaser contained in the Purchase Agreement. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also attended the Closing held today in the City of New York.

     Based upon the foregoing, and having regard for such other considerations as we deem relevant, we are of the opinion that:

     1. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into the Transaction Agreements, to carry out its obligations thereunder and to consummate the transactions contemplated thereby.

     2. The execution and delivery of the Transaction Agreements by the Purchaser, the performance by the Purchaser of its obligations thereunder and the consummation by the Purchaser of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Purchaser.

     3. The Transaction Agreements have been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     4. The execution, delivery and performance by the Purchaser of the Transaction Agreements do not and will not (a) violate or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser or (b) violate any law, statute, rule or regulation or Governmental Order known to us to be applicable to the Purchaser, which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by the Transaction Agreements.

     5. The execution, delivery and performance of the Transaction Agreements by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in a writing given to the Seller by the Purchaser on the date of the Purchase Agreement, (b) the requirements of the HSR Act and (c) notifications to and approvals of insurance regulatory authorities, including, without limitation, the Minnesota Department and the California Department.

     Our opinions expressed above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States.

     The opinions set forth herein are rendered only to you and are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement. The opinions set forth herein may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without our prior written consent.

                                             Very truly yours,




                                EXHIBIT 8.01(j)

                           FORM OF SUBSIDIARY RELEASE


                                GENERAL RELEASE


     This GENERAL RELEASE is made this ____ day of _____, 1995, by each of State Bond and Mortgage Life Insurance Company, a Minnesota stock life insurance company ("SBM Life"), SBM Financial Services, Inc., a Minnesota corporation ("SBM Financial"), and SBM Certificate Company, a Minnesota corporation ("SBM Certificate" and, together with SBM Life and SBM Financial, sometimes collectively referred to herein as the "Subsidiaries" and individually as a "Subsidiary").


                                    RECITALS

     WHEREAS, SBM Life and SBM Financial are wholly owned subsidiaries of SBM Company, a Minnesota corporation (the "Company"), and SBM Certificate is a wholly owned subsidiary of SBM Life;

     WHEREAS, the Company has agreed to sell substantially all of the assets of the Company, including all the outstanding shares of capital stock of SBM Life and SBM Financial, to ARM Financial Group, Inc., a Delaware corporation ("ARM"), pursuant to that certain Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995, between the Company and ARM (the "Purchase Agreement");

     WHEREAS, each of the Subsidiaries will benefit from the transactions contemplated by the Purchase Agreement; and

     WHEREAS, one of the conditions to the obligations of the Company to consummate the transactions contemplated by the Purchase Agreement is the execution and delivery by the Subsidiaries of a release for the benefit of the Company and those persons who were officers and directors of the Company and the Subsidiaries prior to the closing of the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Subsidiaries hereby agrees as follows:


                                   ARTICLE I

                                    RELEASE

     Section 1.1. Release. Each of the Subsidiaries hereby releases and discharges, absolutely and forever, any and all Claims (as defined below), other than, in the case of Released Persons (as defined below), Claims based on fraud, which such Subsidiary has ever had, now has, or may hereafter have against, directly or indirectly, the Company or any person who, prior to the closing of the transactions contemplated by the Purchase Agreement, was an officer or director of the Company or any of the Subsidiaries (a "Released Person"), arising out of, based on or in connection with, any act, omission, event, transaction or occurrence that happened or failed to happen, or any fact or circumstance in existence, prior to or contemporaneously with the execution of this General Release. Without limiting the generality of the foregoing, each of the Subsidiaries hereby releases and discharges any such Claims of any nature whatever arising in connection with the Company, the Subsidiaries or a Released Person, regardless of whether such Claims or the consequences thereof are known or unknown, anticipated or unanticipated, absolute or contingent, suspected or unsuspected, and whether or not such Claims could have been asserted at the time of the execution of this General Release.

     Section 1.2. Claims. As used herein, "Claims" means any and all claims, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, doings, omissions, bonds, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities, demands, liabilities and accounts of each and every kind, both at law and in equity, and whether in contract or in tort or otherwise, other than salary advances outstanding on the date hereof.

     Section 1.3. Knowing Release. This General Release is freely and voluntarily executed by each of the Subsidiaries and each of the Subsidiaries, in executing this General Release, does not rely on any inducements, promises or representations of the Company, any Released Person or their representatives or any state of past or present facts or future expectations which are not described herein. Each of the Subsidiaries has been advised by its legal counsel as to the meaning and consequence of this General Release, and it acknowledges its understanding of the terms contained herein and the consequences thereof.


                                   ARTICLE II

                                    GENERAL

     Section 2.1. Successors and Assigns. This General Release shall be binding upon each of the Subsidiaries and its successors and assigns. This General Release shall inure to the benefit of the Company, each Released Person and their successors, assigns, heirs and representatives.

     Section 2.2. Headings. The descriptive headings of the several Articles and Sections of this General Release are inserted for convenience only and do not constitute a part of this General Release.

     Section 2.3. Governing Law. This General Release shall be governed by, and construed in accordance with, the laws of the State of Minnesota, applicable to contracts executed in and to be performed entirely within that state, as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies.

     Section 2.4. Counterparts. This General Release may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. This General Release shall be effective and binding upon all parties hereto at such time as all parties have executed a counterpart of this General Release.


     IN WITNESS WHEREOF, each of the parties hereto has caused this General Release to be executed as of the day and year first above written.


                                  STATE BOND AND MORTGAGE
                                   LIFE INSURANCE COMPANY

                                  By
                                  Name:
                                  Title:



                                  SBM FINANCIAL SERVICES, INC.

                                  By
                                  Name:
                                  Title:


                                  SBM CERTIFICATE COMPANY

                                  By
                                  Name:
                                  Title:



                               EXHIBIT 8.02(f)(i)

                FORM OF OPINION OF THE SELLER'S GENERAL COUNSEL


                               ___________, 1995


ARM Financial Group, Inc.
239 S. Fifth Street, 12th Floor
Louisville, Kentucky 40202


Ladies and Gentlemen:

     I am General Counsel of SBM Company, a Minnesota corporation (the "Seller"), and I am delivering this opinion pursuant to Section 8.02(f)(i) of the Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995 (the "Purchase Agreement"), between the Seller and ARM Financial Group, Inc., a Delaware corporation (the "Purchaser"). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

     In connection with the foregoing, I have participated in the preparation of and have examined executed copies of (i) the Purchase Agreement, (ii) the Bill of Sale and Assignment, dated as of the date hereof, from the Seller to the Purchaser, and (iii) the Assumption Agreement, dated as of the date hereof, between the Seller and the Purchaser (the "Transaction Agreements"). I have made such examination of law and facts as I have deemed relevant and necessary as a basis for my opinions hereafter set forth. In doing so, I wish to advise you that:

          (a) As to certain relevant facts, I have relied upon certificates of public officials and certificates of officers of the Seller, reasonably believed by me to be appropriate sources of information, as to the accuracy of factual matters, in each case without independent verification thereof or other investigation; provided that I have no knowledge concerning the factual matters upon which reliance is placed which would render such reliance unreasonable.

          (b) I express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States.

          (c) The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof. By rendering my opinion, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

          (d) I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with, and authenticity of, the originals of all documents submitted to me as copies.

          (e) I have assumed that the Purchaser has satisfied those legal requirements that are applicable to it to the extent necessary to make the Transaction Agreements enforceable against it and that the Purchaser has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Agreements against the Seller.

          (f) The use of the word or phrase "knowledge," "to my knowledge" and "known to me" means my conscious awareness of facts or information.


     Based upon and subject to the foregoing, and having regard for such other considerations as I deem relevant, I am of the opinion that:

     1. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not (i) adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements or (ii) materially adversely affect the ability of the Seller and the Subsidiaries to conduct the Business.

     2. The Seller is not a member of (nor is any part of the Business conducted through) any partnership, nor is the Seller a participant in any joint venture or similar arrangement.

     3. SBM Life is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it (including, without limitation, the capital stock of SBM Certificate Company) and to carry on its business as it has been and is currently conducted, except where the absence of such power and authority would not have a Material Adverse Effect. SBM Life is duly licensed and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, other than those jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect, and all such jurisdictions are listed in Section 3.02(b)(i) of the Disclosure Schedule. SBM Life is licensed to write life insurance and issue annuities in each of the jurisdictions listed in Section 3.02(b)(ii) of the Disclosure Schedule (which also specifies each jurisdiction as to which the license held by SBM Life specifically authorizes reinsurance activities). Except as set forth in Section 3.02(b)(iii) of the Disclosure Schedule, all of the foregoing qualifications and licenses are in full force and effect and, to the best of my knowledge, SBM Life has not received any notice of any event, inquiry, investigation or proceeding that could reasonably be expected to result in the suspension, revocation or limitation of any such qualification or license.

     4. SBM Certificate Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted, except where the absence of such power and authority would not have a Material Adverse Effect. SBM Certificate Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, other than those jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect, and all such jurisdictions are set forth in Section 3.02(c)(i) of the Disclosure Schedule. SBM Certificate Company is duly registered as an investment company under the Investment Company Act. Except as set forth in Section 3.02(c)(ii) of the Disclosure Schedule, all of the foregoing qualifications, licenses and registrations are in full force and effect and, to the best of my knowledge, SBM Certificate Company has not received any notice of any event, inquiry, investigation or proceeding that could reasonably be expected to result in the suspension, revocation or limitation of any such qualification, license or registration.

     5. SBM Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted, except where the absence of such power and authority would not have a Material Adverse Effect. SBM Financial is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, other than those jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect, and all such jurisdictions are listed in Section 3.02(d)(i) of the Disclosure Schedule. SBM Financial is a registered broker-dealer under the Exchange Act and in each jurisdiction in which the conduct of its business requires such registration, and all of such jurisdictions are listed in Section 3.02(d)(ii) of the Disclosure Schedule. SBM Financial is a member in good standing of the National Association of Securities Dealers, Inc. Except as set forth in Section 3.02(d)(iii) of the Disclosure Schedule, all of the foregoing qualifications, licenses, registrations and memberships are in full force and effect and, to the best of my knowledge, SBM Financial has not received any notice of any event, inquiry, investigation or proceeding that could reasonably be expected to result in the suspension, revocation or limitation of any such qualification, license, registration or membership.

     6. The authorized capital stock of SBM Life consists of 10,000,000 shares of common stock, par value $1.00 per share, of which 2,500,000 shares are issued and outstanding. The authorized capital stock of SBM Financial consists of 1,000,000 shares of common stock, par value $.01 per share, of which 25,000 shares are issued and outstanding. The Shares constitute all the issued and outstanding capital stock of SBM Life and SBM Financial and are owned of record and beneficially solely by the Seller.

     7. The authorized capital stock of SBM Certificate Company consists of 1,000,000 shares of common stock, par value $1.00 per share, of which 250,000 shares are issued and outstanding, all of which are owned of record and beneficially solely by SBM Life free and clear of all Encumbrances, other than restrictions on transferability generally imposed under federal and state securities laws or as set forth in
          Section 3.02(f) of the Disclosure Schedule.

     8. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable.

     9. Other than the Purchase Agreement, there are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary or obligating the Seller or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary.

     10. Except as set forth in Section 3.04 of the Disclosure Schedule and assuming that all consents, approvals, authorizations and other actions described in Section 3.05 of the Purchase Agreement have been obtained and all filings and notifications listed in Section 3.05 of the Disclosure Schedule have been made, the execution, delivery and performance of the Transaction Agreements by the Seller do not and will not (a) violate any law, statute, rule or regulation or Governmental Order known to me to be applicable to the Seller or any Subsidiary or any of their respective assets, properties or businesses, where such violation would have a Material Adverse Effect or (b) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on the Shares or any of the other material assets or properties of the Seller or any Subsidiary pursuant to, any note, bond, mortgage, indenture or Material Contract known to me to which the Seller or any Subsidiary is a party or by which any of such assets or properties is bound or affected.

     11. Except as set forth in Section 3.10 of the Disclosure Schedule, there are no Actions by or against the Seller or any Subsidiary or affecting any of the Assets or the Business, pending before any Governmental Authority (or, to the best of my knowledge, threatened to be brought by or before any Governmental Authority).

     The opinions set forth herein are rendered only to you and are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement. The opinions set forth herein may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without my prior written consent.

                                             Very truly yours,


                                             Stewart D. Gregg
                                             General Counsel



                              EXHIBIT 8.02(f)(ii)

                    FORM OF OPINION OF THE SELLER'S COUNSEL


                               ___________, 1995


ARM Financial Group, Inc.
239 S. Fifth Street, 12th Floor
Louisville, Kentucky 40202


Ladies and Gentlemen:

     We are acting as special counsel to SBM Company, a Minnesota corporation (the "Seller"), in connection with the acquisition by ARM Financial Group, Inc., a Delaware corporation (the "Purchaser"), of certain assets and the assumption of certain liabilities of the Seller, pursuant to an Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995 (the "Purchase Agreement"), between the Seller and the Purchaser. This opinion is being delivered pursuant to Section 8.02(f)(ii) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

     In connection with the foregoing, we have participated in the preparation of and have examined executed copies of (i) the Purchase Agreement, (ii) the Bill of Sale and Assignment, dated as of the date hereof, from the Seller to the Purchaser, and (iii) the Assumption Agreement, dated as of the date hereof, between the Seller and the Purchaser (the "Transaction Agreements"). We have made such examination of law and facts as we have deemed relevant and necessary as a basis for our opinions hereafter set forth. In doing so, we wish to advise you that:

          (a) As to certain relevant facts, we have relied upon certificates of public officials and certificates of officers of the Seller, reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters, in each case without independent verification thereof or other investigation; provided that the lawyers who have given substantive legal attention to representation of the Seller in connection with the preparation or negotiation of the Transaction Agreements have no knowledge concerning the factual matters upon which reliance is placed which would render such reliance unreasonable.

          (b) We express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States.

          (c) We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including without limitation, the enforceability of the governing law provisions contained in the Transaction Agreements. Because the governing law provision of each of the Transaction Agreements relates to the laws of a jurisdiction as to which we express no opinion, the opinion set forth in paragraph 3 below is given as if the law of Minnesota governs the Transaction Agreements. Further, we express no opinion concerning the enforceability of Section 5.10 of the Purchase Agreement. Our opinion is also subject to the effect of applicable rules of law that limit the enforceability of provisions requiring indemnification.

          (d) Our opinion does not address any of the following legal issues: federal and state insurance laws and regulations, federal and state face amount certificate company laws and regulations, federal and state broker-dealer laws and regulations, federal and state mutual fund laws and regulations, federal and state investment advisor laws and regulations and other federal or state laws the violation of which would be predicated solely on violations of any of the foregoing laws or regulations.

          (e) The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

          (f) We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with, and authenticity of, the originals of all documents submitted to us as copies.

          (g) We have assumed that the Purchaser has satisfied those legal requirements that are applicable to it to the extent necessary to make the Transaction Agreements enforceable against it and that the Purchaser has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Agreements against the Seller.

          (h) The use of the word or phrase "knowledge," "to our knowledge" and "known to us" means the conscious awareness of our lawyers who have given substantive legal attention to representation of the Seller in connection with the preparation or negotiation of the Transaction Agreements of facts or information.

     Based upon and subject to the foregoing, and having regard for such other considerations as we deem relevant, we are of the opinion that:

     1. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority to enter into the Transaction Agreements, to carry out its obligations thereunder and to consummate the transactions contemplated thereby.

     2. The execution and delivery of the Transaction Agreements by the Seller, the performance by the Seller of its obligations thereunder and the consummation by the Seller of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Seller and its shareholders, except to the extent the consummation of the transactions contemplated by the Transaction Agreements require the approval of the Seller's shareholders.

     3. The Transaction Agreements have been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     4. Upon consummation of the transactions contemplated by the Purchase Agreement and registration of the Shares in the name of the Purchaser in the stock records of SBM Life and SBM Financial, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own the Shares free and clear of all Encumbrances, other than Encumbrances which arise solely as a result of actions by the Purchaser and restrictions on transferability generally imposed under federal and state securities laws and state insurance laws.

     5. Except as set forth in Section 3.04 of the Disclosure Schedule and assuming that all consents, approvals, authorizations and other actions described in Section 3.05 of the Purchase Agreement have been obtained and all filings and notifications listed in Section 3.05 of the Disclosure Schedule have been made, the execution, delivery and performance of the Transaction Agreements by the Seller do not and will not (a) violate or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller or any Subsidiary or (b) violate any law, statute, rule or regulation or any Governmental Order known to us to be applicable to the Seller or any Subsidiary or any of their respective assets, properties or businesses, where such violation would have a Material Adverse Effect.

     6. The execution, delivery and performance of the Transaction Agreements by the Seller do not and will not require of the Seller any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.05 of the Disclosure Schedule, (b) the requirements of the HSR Act and (c) notifications to and approvals of insurance regulatory authorities, including, without limitation, the Minnesota Department and the California Department.

     The opinions set forth herein are rendered only to you and are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement. The opinions set forth herein may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without our prior written consent.

                                             Very truly yours,



                                             Faegre & Benson Professional
                                              Limited Liability Partnership



                                EXHIBIT 8.02(h)

                             CONSENTS AND APPROVALS

Governmental Authorities

     All consents, approvals, authorizations and orders referred to in Section 4.03(b) and (c) of the Agreement or in Item 8 of Section 3.05 of the Disclosure Schedule.

     All consents, approvals, authorizations and orders from insurance regulatory authorities required for the financing referred to in Section 4.05 of the Agreement.

Third Parties

Consents under the following agreements:

     1. Office Lease, dated August 1, 1992, between Minnesota ND Properties, Inc. and the Seller relating to the office space at 8400 Tower Normandale Lake Office Park, Minneapolis, MN.

     2. Equipment Leases between the Seller and Siemens Credit Corporation relating to the lease of the Siemens Saturn I PBX Telephone Systems, dated December 5, 1990, December 21, 1990, and June 8, 1992.

     3. Maintenance and Service Agreement, dated January 1, 1994, between the Seller and MIS, Inc, relating to the maintenance of the PAR EX Software.

     4. Software Maintenance Agreement, dated May 29, 1990, between the Seller and TSI International.

     5. License Agreement, dated January 11, 1990, between the Seller and Computer Associates relating to the use of computer program products.

     6. Computer Software Maintenance Agreement, dated March 31, 1993, between the Seller and Computer Associates.

     7. All reinsurance agreements referred to in Section 3.13(a)(ix) of the Disclosure Schedule.

Consents of the holders of interests in the Affiliated Mutual Funds.


                                EXHIBIT 8.02(w)

                             FORM OF SELLER RELEASE


                                GENERAL RELEASE


     This GENERAL RELEASE is made this ____ day of _____, 1995, by SBM Company, a Minnesota corporation (the "Company").

                                    RECITALS

     WHEREAS, State Bond and Mortgage Life Insurance Company, a Minnesota stock life insurance company ("SBM Life"), and SBM Financial Services, Inc., a Minnesota corporation ("SBM Financial"), are wholly owned subsidiaries of the Company, and SBM Certificate Company, a Minnesota corporation ("SBM Certificate" and, together with SBM Life and SBM Financial, sometimes collectively referred to herein as the "Subsidiaries" and individually as a "Subsidiary") is a wholly owned subsidiary of SBM Life;

     WHEREAS, the Company has agreed to sell substantially all of the assets of the Company, including all the outstanding shares of capital stock of SBM Life and SBM Financial, to ARM Financial Group, Inc., a Delaware corporation ("ARM"), pursuant to that certain Amended and Restated Stock and Asset Purchase Agreement, dated as of February 16, 1995, between the Company and ARM (the "Purchase Agreement"); and

     WHEREAS, one of the conditions to the obligations of ARM to consummate the transactions contemplated by the Purchase Agreement is the execution and delivery by the Company of a release for the benefit of the Subsidiaries;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:


                                   ARTICLE I

                                    RELEASE

     Section 1.1. Release. The Company hereby releases and discharges, absolutely and forever, any and all Claims (as defined below) the Company has ever had, now has, or may hereafter have against, directly or indirectly, any of the Subsidiaries arising out of, based on or in connection with, any act, omission, event, transaction or occurrence that happened or failed to happen, or any fact or circumstance in existence, prior to or contemporaneously with the execution of this General Release, other than (i) intercompany indebtedness existing as of the date hereof and (ii) the assumption by SBM Certificate of liabilities of the Company under face amount certificates issued by the Company. Without limiting the generality of the foregoing, the Company hereby releases and discharges any such Claims of any nature whatever arising in connection with the Company or the Subsidiaries, regardless of whether such Claims or the consequences thereof are known or unknown, anticipated or unanticipated, absolute or contingent, suspected or unsuspected, and whether or not such Claims could have been asserted at the time of the execution of this General Release.

     Section 1.2. Claims. As used herein, "Claims" means any and all claims, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, doings, omissions, bonds, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities, demands, liabilities and accounts of each and every kind, both at law and in equity, and whether in contract or in tort or otherwise.

     Section 1.3. Knowing Release. This General Release is freely and voluntarily executed by the Company and the Company, in executing this General Release, does not rely on any inducements, promises or representations of ARM, any Subsidiary or their representatives or any state of past or present facts or future expectations which are not described herein. The Company has been advised by its legal counsel as to the meaning and consequence of this General Release, and it acknowledges its understanding of the terms contained herein and the consequences thereof.


                                   ARTICLE II

                                    GENERAL

     Section 2.1. Successors and Assigns. This General Release shall be binding upon the Company and its successors and assigns. This General Release shall inure to the benefit of the Subsidiaries and their successors and assigns.

     Section 2.2. Headings. The descriptive headings of the several Articles and Sections of this General Release are inserted for convenience only and do not constitute a part of this General Release.

     Section 2.3. Governing Law. This General Release shall be governed by, and construed in accordance with, the laws of the State of Minnesota, applicable to contracts executed in and to be performed entirely within that state, as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies.

     IN WITNESS WHEREOF, the Company has caused this General Release to be executed as of the day and year first above written.


                                  SBM COMPANY


                                  By
                                  Name:
                                  Title:




                                                                [Execution Copy]


                              AMENDED AND RESTATED
                       STOCK AND ASSET PURCHASE AGREEMENT

                                    Between

                                  SBM COMPANY

                                      and

                           ARM FINANCIAL GROUP, INC.


                         Dated as of February 16, 1995




                               TABLE OF CONTENTS


ARTICLE I

                       DEFINITIONS ........................................    1
SECTION 1.01.  Certain Defined Terms ......................................    1

ARTICLE II

                       PURCHASE AND SALE ..................................   11
SECTION 2.01.  Assets to Be Sold ..........................................   11
SECTION 2.02.  Assumption and Exclusion of Liabilities ....................   13
SECTION 2.03.  Purchase Price; Allocation of Purchase Price ...............   14
SECTION 2.04.  Closing ....................................................   14
SECTION 2.05.  Closing Deliveries by the Seller ...........................   14
SECTION 2.06.  Closing Deliveries by the Purchaser ........................   15

ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                        OF THE SELLER .....................................   15
SECTION 3.01.  Organization and Authority of the Seller ...................   15
SECTION 3.02.  Subsidiaries ...............................................   16
SECTION 3.03.  Books and Records ..........................................   19
SECTION 3.04.  No Conflict ................................................   19
SECTION 3.05.  Governmental Consents and Approvals ........................   19
SECTION 3.06.  Financial Information; Books and Records ...................   19
SECTION 3.07.  No Undisclosed Liabilities .................................   22
SECTION 3.08.  Acquired Assets ............................................   23
SECTION 3.09.  Conduct in the Ordinary Course;
                Absence of Certain Changes, Events and Conditions..........   23
SECTION 3.10.  Litigation .................................................   26
SECTION 3.11.  Compliance with Laws .......................................   26
SECTION 3.12.  Environmental and Other Permits and Licenses;
                Related Matters ...........................................   27
SECTION 3.13.  Material Contracts .........................................   28
SECTION 3.14.  Intellectual Property ......................................   30
SECTION 3.15.  Real Property ..............................................   31
SECTION 3.16.  Tangible Personal Property .................................   32
SECTION 3.17.  Assets .....................................................   33
SECTION 3.18.  Products Issued ............................................   34
SECTION 3.19.  Distributors ...............................................   36
SECTION 3.20.  Employee Benefit Matters ...................................   36
SECTION 3.21.  Labor Matters ..............................................   38
SECTION 3.22.  Key Employees ..............................................   39
SECTION 3.23.  Certain Interests ..........................................   39
SECTION 3.24.  Taxes ......................................................   39
SECTION 3.25.  Risk Management ............................................   40
SECTION 3.26.  Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney.   41
SECTION 3.27.  Brokers ....................................................   42

ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                        OF THE PURCHASER...................................   42
SECTION 4.01. Organization and Authority of the Purchaser..................   42
SECTION 4.02. No Conflict..................................................   43
SECTION 4.03. Governmental Consents and Approvals..........................   43
SECTION 4.04. Litigation...................................................   43
SECTION 4.05. Financing....................................................   43
SECTION 4.06. Brokers......................................................   44
SECTION 4.07. Investment Intent............................................   44

ARTICLE V

                       ADDITIONAL AGREEMENTS...............................   44
SECTION 5.01. Conduct of Business Prior to the Closing.....................   44
SECTION 5.02. Access to Information........................................   45
SECTION 5.03. Confidentiality..............................................   46
SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents....   47
SECTION 5.05. Notice of Developments.......................................   50
SECTION 5.06. Consulting Services..........................................   50
SECTION 5.07. No Solicitation or Negotiation...............................   50
SECTION 5.08. Break-Up Fee.................................................   51
SECTION 5.10. Non-Competition..............................................   52
SECTION 5.11. Excluded Liabilities.........................................   53
SECTION 5.12. Bulk Transfer Laws...........................................   53
SECTION 5.13. Shareholder Approval.........................................   53
SECTION 5.14. Further Action...............................................   54
SECTION 5.15. Cooperation..................................................   55
SECTION 5.16. Indemnification..............................................   56

ARTICLE VI

                       EMPLOYEE MATTERS....................................   57
SECTION 6.01. Offer of Employment..........................................   57
SECTION 6.02. Past-Service Credit..........................................   57

ARTICLE VII

                       TAX MATTERS.........................................   58
SECTION 7.01. Returns......................................................   58
SECTION 7.02. Refunds......................................................   58
SECTION 7.03. Cooperation and Exchange of Information......................   58
SECTION 7.04. Conveyance Taxes.............................................   59
SECTION 7.05. Miscellaneous................................................   59

ARTICLE VIII

                       CONDITIONS TO CLOSING...............................   60
SECTION 8.01. Conditions to Obligations of the Seller......................   60
SECTION 8.02. Conditions to Obligations of the Purchaser...................   61

         ARTICLE IX

                       TERMINATION AND WAIVER..............................   65
SECTION 9.01. Termination..................................................   65
SECTION 9.02. Effect of Termination........................................   66
SECTION 9.03. Waiver.......................................................   66

         ARTICLE X

                       GENERAL PROVISIONS..................................   67
SECTION 10.01. Expenses....................................................   67
SECTION 10.02. Notices.....................................................   67
SECTION 10.03. Public Announcements........................................   68
SECTION 10.04. Headings....................................................   68
SECTION 10.05. Severability................................................   68
SECTION 10.06. Entire Agreement............................................   69
SECTION 10.07. Assignment..................................................   69
SECTION 10.08. No Third Party Beneficiaries................................   69
SECTION 10.09. Amendment...................................................   69
SECTION 10.10. Governing Law...............................................   69
SECTION 10.11. Counterparts................................................   69
SECTION 10.12. Specific Performance........................................   70
SECTION 10.13. Survival....................................................   70


EXHIBITS

         1.01(a)     Form of Assumption Agreement
         1.01(b)     Form of Bill of Sale and Assignment
         1.01(c)     Liabilities to Be Assumed by SBM Life
         2.01        Certain Excluded Assets
         2.02        Employment Agreements
         2.03(b)     Allocation of Purchase Price
         8.01(f)     Form of Opinion of the Purchaser's Counsel
         8.01(j)     Form of Subsidiary Release
         8.02(f)(i) Form of Opinion of the Seller's General Counsel 8.02(f)(ii) Form of Opinion of the Seller's Counsel
         8.02(h)     Consents and Approvals
         8.02(w)     Form of Seller Release